                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

         [ ]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         [X]      Definitive Information Statement

                  --------------------------------------------
                            MAJOR REALTY CORPORATION
                  --------------------------------------------

Payment of Filing Fee (Check the appropriate box):

         [ ]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock

         (2)      Aggregate number of securities to which transaction applies:
                  6,893,378

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $1.25

         (4)      Proposed maximum aggregate value of transaction:  $8,616,722

         (5)      Total fee paid:  $1,723.34

         [X]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            MAJOR REALTY CORPORATION
                           5728 Major Blvd., Suite 306
                                Orlando, FL 32819

                                 April 20, 1998


Dear Stockholder:

         As you may be aware, MAJOR REALTY CORPORATION (the "Company") has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated March 4, 1998, with PBD Holdings, L.P., an affiliate of Pembroke Companies, Inc., Blackacre Capital Group, L.P. and Millennium Capital LLC. Pursuant to the terms of the Merger Agreement, Pembroke Acquisition, Inc., a subsidiary of PBD Holdings, L.P., will be merged into the Company, and all of the outstanding shares of the common stock of the Company will be converted into the right to receive $1.25 per share in cash. The Merger Agreement is attached as Annex A to the accompanying Information Statement. The closing of the Merger is expected to occur during April 1998, subject to the satisfaction of certain closing conditions. YOU WILL BE RECEIVING ADDITIONAL INFORMATION AT A LATER TIME ON HOW TO RECEIVE PAYMENT FOR YOUR SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER.

         The Board of Directors of the Company has approved the Merger of Pembroke Acquisition, Inc. with and into the Company. Stockholders of the Company owning beneficially and of record approximately 50.2% of the issued and outstanding shares of the Company's Common Stock (including Acceptance Insurance Company, which owns approximately 33.1% of the outstanding shares) have provided their written consent and approval of the Merger, thereby satisfying the requirements of the Delaware General Corporation Law and the Company's Certificate of Incorporation for stockholder approval of the Merger. For this reason, the Company is not calling a special meeting of the stockholders in respect of the proposed Merger and is not asking you for a proxy or consent. Stockholders of the Company do have the right to dissent from the Merger under and pursuant to Section 262 of the Delaware General Corporation Law. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS INFORMATION STATEMENT IN ITS ENTIRETY. The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Merger.

                                             Very truly yours,

                                             /s/ David L. Treadwell


                                             David L. Treadwell, Chairman

                            MAJOR REALTY CORPORATION
                           5728 Major Blvd., Suite 306
                                Orlando, FL 32819

                              INFORMATION STATEMENT


                                  INTRODUCTION

         This Information Statement is being furnished by the Board of Directors of Major Realty Corporation, a Delaware corporation (the "Company"), to holders of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), in connection with the Agreement and Plan of Merger, dated as of March 4, 1998 (the "Merger Agreement"), by and among the Company, PBD Holdings, L.P., a Delaware limited partnership ("Holdings"), and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"). As a result of the Merger, the Company will be a wholly-owned subsidiary of Holdings, and each outstanding share of Common Stock (other than shares owned by the Company, Holdings or any subsidiary of Holdings or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $1.25 in cash without interest (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex A. In accordance with the Delaware General Corporation Law (the "DGCL"), the Merger Agreement requires the approval and adoption by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. As of March 2, 1998, there were 6,893,378 shares of Common Stock issued and outstanding, each share of which was entitled to one vote on the proposal to approve and adopt the Merger Agreement. On March 10, 1998, stockholders of the Company owning of record and beneficially 3,461,111 shares, or approximately 50.2%, of the outstanding shares of Common Stock (including Acceptance Insurance Company ("Acceptance"), which owns approximately 33.1% of the outstanding shares), executed written consents in favor of the approval and adoption of the Merger Agreement (the "Stockholders' Consents"). Pursuant to
Section 228 of the DGCL and the Company's Certificate of Incorporation, no additional approval by the Company's stockholders is required with respect to the Merger Agreement and the Merger.

         The effective date of the Merger will be the date and time of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), which is scheduled to occur following satisfaction of certain closing conditions, including receipt of certain regulatory approvals, but not earlier than 20 days after the mailing of this Information Statement to the Company's stockholders.

         THE TRANSACTION DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about April 23, 1998, to holders of record of Common Stock on March 2, 1998.

               THIS INFORMATION STATEMENT IS DATED APRIL 20, 1998

                                TABLE OF CONTENTS

                                                                                          PAGE
Information Statement Summary...............................................................4
Market for the Shares and Related Stockholder Matters.......................................9
Required Vote; Written Consent in Lieu of Meeting...........................................9
Procedure for Receipt of Merger Consideration..............................................10
Appraisal Rights...........................................................................12
The Merger.................................................................................14
Regulatory Matters.........................................................................20
The Merger Agreement.......................................................................20
Source and Amount of Funds.................................................................23
Principal Stockholders and Stock Ownership of Management...................................23
Available Information......................................................................26
Other Information About the Company; Incorporation of Certain Documents by Reference.......26

Annex A:          The Merger Agreement

Annex B:          Section 262 of the General Corporation Law of Delaware

Annex C: Annual Report of Major Realty Corporation on Form 10-KSB for the year ended December 31, 1997.

                          INFORMATION STATEMENT SUMMARY

         The following is a brief summary of more detailed information contained elsewhere, or incorporated by reference, in this Information Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Information Statement and in the Annexes hereto. Stockholders are urged to read carefully this Information Statement, including the Annexes hereto, in its entirety.

The Companies

         Major Realty Corporation (the "Company") is a Delaware corporation with its principal executive offices at 5728 Major Blvd., Suite 306, Orlando, Florida 32819, and its telephone number is 407/351-1111. The Company's principal line of business is the ownership and development of real estate. At December 31, 1997, the Company owned approximately 161 developable acres of real property in the City of Orlando, Florida, in an area known as "Florida Center," a 2,700 acre planned community which contains the Universal Studios Florida studio complex and tourist attraction and is located close to downtown Orlando and such attractions as Walt Disney World's Magic Kingdom, Epcot Center and Sea World.

         Pembroke Acquisition, Inc. ("Merger Sub") is a Delaware corporation and a wholly-owned subsidiary of PBD Holdings, L.P. ("Holdings"). It was organized to acquire the Company and has not conducted any unrelated activities since its organization. The principal offices of Merger Sub are located at 1325 Avenue of the Americas, Suite 1200, New York, New York 10019, and its telephone number is 212/399-9193.

         All outstanding shares of the capital stock of Merger Sub are owned by Holdings, a Delaware limited partnership. Holdings is a newly formed limited partnership which was organized in connection with the Merger and has not conducted any unrelated activities since its organization. Holdings is an affiliate of Pembroke Companies, Inc., a private investment company ("Pembroke"), Blackacre Capital Group, L.P., a real estate investment fund ("Blackacre") and Millennium Capital LLC, a private investment company ("Millennium"). The principal offices of Holdings are located at 1325 Avenue of the Americas, Suite 1200, New York, New York 10019, and its telephone number is 212/399-9193.

Required Vote; Written Consent in Lieu of Meeting

         The DGCL provides that the adoption of any plan of merger by the Company requires the approval of the Company's Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon. The Board of Directors of the Company has authorized and approved the Merger Agreement and the Merger. Stockholders of the Company owning of record and beneficially 3,461,111 shares of Common Stock, or approximately 50.2% of the outstanding shares thereof (including Acceptance, which owns approximately 33.1% of the outstanding shares), have executed written consents dated

March 10, 1998, in favor of the approval and adoption of the Merger Agreement and the Merger. Pursuant to Section 228 of the DGCL and the Company's Certificate of Incorporation and Bylaws, no additional approval by Company stockholders is required with respect to the Merger Agreement or the Merger.

Procedure for Receipt of Merger Consideration

         At the Effective Time, each outstanding share of Common Stock (other than shares owned by the Company, Holdings or any subsidiary of Holdings or by stockholders who have validly perfected their appraisal rights under Delaware law) automatically will be converted into the right to receive the Merger Consideration. A Letter of Transmittal will be sent by an Exchange Agent to be appointed by Holdings to all stockholders of the Company under separate cover promptly following the Effective Time. The Letter of Transmittal must be completed and returned as directed therein, along with certificates representing the shares of Common Stock covered thereby. Checks for the Merger Consideration will be sent to stockholders as soon as practicable after receipt of Letters of Transmittal and stock certificates. Detailed instructions concerning the procedure for receipt of the Merger Consideration will be set forth in the Letter of Transmittal. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

Appraisal Rights

         Under the DGCL, holders of shares of Common Stock who otherwise strictly comply with the applicable requirements of the DGCL may dissent from the Merger and demand payment in cash of the fair value of their shares of Common Stock. See "APPRAISAL RIGHTS." Holdings will have the right to terminate the Merger Agreement in the event that holders of more than 15% of the outstanding shares dissent from the Merger and demand payment in cash of the fair value of their shares of Common Stock. See "THE MERGER AGREEMENT -- Conditions to Each Party's Obligation to Effect the Merger."

The Merger

         Background of the Merger. For a description of events leading to the approval of the Merger Agreement by the Board of the Company, see "THE MERGER -- Background of the Merger." On March 2, 1998, the Board of the Company, having been informed that stockholders owning of record and beneficially over 50% of the outstanding shares of Common Stock (including Acceptance, which owns approximately 33.1% of the outstanding shares) were in favor of the Merger, approved and adopted the Merger Agreement and the Merger. The members of the Board believe that the Merger Consideration represents a fair price for the Common Stock, but did not, and are not now, making any recommendation with respect to the Merger, due to the conflict of interest presented by their concurrent service as members of the board of directors of Acceptance, which is in favor of the Merger. See "THE MERGER -- Recommendation of Board" and "-- Interests of Certain Persons in the Merger."

         Interests of Certain Parties. The DGCL permits a company to indemnify its officers and directors under certain specified circumstances and also requires such indemnification under specified circumstances. In addition, as permitted by law, the Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain statutory exceptions. The Company's Certificate of Incorporation and Bylaws and separate Indemnity Agreements also contain provisions providing for mandatory indemnification of officers and directors in certain circumstances. However, there are no provisions in the Merger Agreement requiring Holdings to cause the Company, as the surviving corporation, to indemnify and hold harmless the present and former officers and directors of the Company in respect of any of their acts or omissions occurring prior to the Effective Time. All such officers and directors also are entitled to receive indemnification from Acceptance with respect to the aforesaid acts or omissions. See "THE MERGER --No Contractual Indemnification Rights."

         Opinions of Financial Advisors. The Board of Directors of the Company did not obtain any opinions from any financial advisors that the consideration to be received by the stockholders of the Company in the Merger is fair from a financial point of view. See "THE MERGER -- Recommendation of Board."

         Conditions to the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Merger becoming effective (the "Effective Time") of the following conditions: (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of Holdings to exercise full rights of ownership of the Company's assets or business; (ii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and (iii) the performance by the parties in all material respects of their respective obligations under the Merger Agreement prior to the Effective Time and the truth in all material respects of the parties' representations and warranties at the Effective Time.

         In addition, the obligations of Holdings and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the further following conditions: (i) no action or proceeding shall have been instituted by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (a) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger,
(b) seeking to restrain or prohibit Holdings' ownership or operation (or that of its affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole, or to compel Holdings or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole, or (c) that otherwise is likely to materially adversely affect the Company and its subsidiaries, taken as a whole, or Holdings and its affiliates, taken as a whole; (ii) no action shall have been taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (a) through (c) of paragraph (i) above;
(iii) the Company shall have received all consents required for the Merger in form and substance reasonably satisfactory to Holdings; (iv) Holdings shall have received the resignation of the officers and directors of the Company; (v) at any time after the date of the Merger Agreement, there shall not have occurred any event or series of events having a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole; and (vi) holders of more than 15% of the outstanding shares of Common Stock shall not have delivered to the Company, within 20 days after the date on which this Information Statement is mailed to the stockholders of the Company, written notice of their intent to seek, or demand for, appraisal of their shares under Section 262 of the DGCL.

         Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company, (i) by mutual written consent of the Company and Holdings; (ii) by either the Company or Holdings, if (a) the other party commits a material breach of the Merger Agreement which is not cured within 10 days after notice thereof is given to the breaching party, or (b) the Merger has not been consummated by May 15, 1998 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause (ii) is not available to any party whose breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by the Termination Date; or (iii) by either the Company or Holdings, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Holdings or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         Break-Up Fees. If the Merger Agreement is terminated by either party due to the material breach thereof by the other party, the breaching party is required promptly to pay to the other party as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by the nonbreaching party, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein. See "THE MERGER AGREEMENT -- Payment of the Breakup Fee."

         Regulatory Matters. No federal or state regulatory approval is required for the Merger.

         Certain Federal Income Tax Consequences. The receipt of the right to receive cash by stockholders of the Company upon the consummation of the Merger will be a taxable transaction for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local, foreign and other tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences."

Source and Amount of Funds

         The total amount of funds required from Holdings for the Merger Consideration, to pay fees and expenses related to the Merger and to assume or repay existing debt of the Company is estimated to be approximately $11.2 million. Such funds will be furnished to Holdings by affiliates of Pembroke, Blackacre and Millennium, as capital contributions from their general funds. See "SOURCE AND AMOUNT OF FUNDS."

Selected Historical Financial Data of the Company

         Set forth below is certain selected consolidated financial information with respect to the Company and its subsidiaries excerpted or derived from the information contained in the Company's audited consolidated financial statements. The following selected financial data is qualified in its entirety by reference to such financial statements and all the financial information (including any related notes) contained therein.

                    MAJOR REALTY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED SELECTED FINANCIAL DATA

                                                Year Ended December 31,
                                  1997        1996        1995       1994       1993
                                  ----        ----        ----       ----       ----
OPERATING RESULTS

Revenues
   Sales of real estate         $   875     $   411     $ 6,810    $ 3,618    $54,825
   Lease income                     131         131         150        186        181
   Interest and other income        285         297         295        283        194
                                -------     -------     -------    -------    -------
         Total revenues           1,291         839       7,255      4,087     55,200

Net Income (loss)               $  (766)    $  (579)    $ 2,664    $ 1,089    $   891

PER SHARE DATA
   Net income (loss)            $  (.11)    $  (.08)    $   .39    $   .16    $   .13

                                                As of December 31,
                                 1997       1996       1995       1994       1993
                                 ----       ----       ----       ----       ----
FINANCIAL POSITION

  Total assets                 $ 8,582    $ 9,126    $ 9,722    $10,752    $10,904
                               =======    =======    =======    =======    =======

  Short-term debt              $   718    $   848    $   865    $ 1,462    $   983
  Long-term debt                 5,416      5,064      5,064      8,038      9,438
  Stockholders' equity           2,422      3,188      3,767      1,103         14
                               -------    -------    -------    -------    -------
  Total capital                $ 8,556    $ 9,100    $ 9,696    $10,603    $10,435
                               =======    =======    =======    =======    =======

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "MAJR." The high and low closing prices for the Common Stock as reported by Nasdaq for the periods indicated and the approximate number of shareholders are presented below:

                                                 For the Year Ended December 31,
                                              1996                             1997
                                              ----                             ----
                                    High              Low           High               Low
         1st Quarter                2-3/8            1-7/8          1-15/32           1-5/16
         2nd Quarter                2-1/8            1-11/16        1-5/8             1-1/16
         3rd Quarter                2-3/16           1-9/16         1-3/32            1-1/16
         4th Quarter                2                1-7/16         1-1/8             1

         Approximate Number of
         Shareholders                        2,366                            2,294

         On March 5, 1998, the day before the announcement of the execution of the Merger Agreement, the high, low and closing bid for the Common Stock was $1.00 per share and the high, low and closing asking price for the Common Stock was $1.125 per share.

         No dividends were paid during the years ended December 31, 1997 or 1996. The Company's credit facility with Acceptance Insurance Companies Inc. contains a covenant which expressly prohibits the payment of dividends.

                REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

         The DGCL provides that the adoption of any plan of merger by the Company requires the approval of the Company's Board of Directors and the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon. The Board of Directors of the Company has authorized and approved the Merger Agreement and the Merger. Stockholders owning of record and beneficially 3,461,111 shares of Common Stock, or approximately 50.2% of the outstanding shares thereof (including Acceptance, which owns approximately 33.1% of the outstanding shares), have executed written consents dated March 10, 1998, in favor of the approval and adoption of the Merger Agreement and the Merger. Pursuant to Section 228 of the DGCL and the Company's Certificate of Incorporation, no additional approval by the Company's stockholders is required with respect to the Merger Agreement or the Merger.

         The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. As used in this Information Statement, "Effective Time" means the effective time of the Merger under the DGCL.

                  PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

         Valid Surrender of Shares. At the Effective Time, each outstanding share of Common Stock (other than shares owned by the Company, Holdings or any subsidiary of Holdings or by stockholders who have validly perfected their appraisal rights under Delaware law) automatically will be converted into the right to receive the Merger Consideration. A Letter of Transmittal will be sent to the Company's stockholders under separate cover promptly following the Effective Time. The Transmittal Letter will contain instructions with respect to obtaining the Merger Consideration in exchange for shares of the Common Stock. For a stockholder validly to surrender shares of Common Stock pursuant to the Merger, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth on the Letter of Transmittal and either certificates for tendered shares must be received by the Exchange Agent named in the Letter of Transmittal at one of such addresses or such shares must be delivered pursuant to the procedure for book-entry transfer set forth below (and a Book-Entry Confirmation (as defined below) received by the Exchange Agent).

         Book-Entry Transfer. The Exchange Agent will establish an account with respect to the shares of Common Stock at The Depository Trust Company and the Philadelphia Depository Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Merger. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of such shares by causing a Book-Entry Transfer Facility to transfer such shares into the Exchange Agent's account in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of shares may be effected through book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case, be transferred to, and received by, the Exchange Agent at one of its addresses set forth on the Transmittal Letter, or the surrendering stockholder must comply with the guaranteed delivery procedure described below. The confirmation of a book-entry transfer of shares into the Exchange Agent's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY

TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

         Signature Guarantees. No signature guarantee is required on the Letter of Transmittal if (i) the Letter of Transmittal is signed by the registered holder of shares (which term, for purposes of this Section, includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the shares) tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (ii) such shares are tendered for the account of a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), or a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution"). In all other cases, all signatures on the Letters of Transmittal must be guaranteed by an Eligible Institution. If the certificates for shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for shares not tendered or not accepted for payment are to be issued to a person other than the registered holder of the certificates surrendered, the surrendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid.

         Determination of Validity. All questions as to the validity, form, eligibility and acceptance of any surrender of shares will be determined by Holdings in its sole discretion, which determination will be final and binding.

         Backup Withholding. In order to avoid "backup withholding" of Federal income tax on payments of cash pursuant to the Merger, a stockholder surrendering shares in the Merger must provide the Exchange Agent with such stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. If a stockholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Merger may be subject to backup withholding at the rate of 31%. All stockholders surrendering shares pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Holdings and the Exchange Agent). Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding.

                                APPRAISAL RIGHTS

         Holders of shares of Common Stock are entitled to appraisal rights in accordance with Section 262 ("Section 262") of the DGCL (which is reproduced in full in Annex B hereto). Holdings will have the right to terminate the Merger Agreement in the event that holders of more than 15% of the outstanding shares of Common Stock dissent from the Merger and seek appraisal rights. See "THE MERGER AGREEMENT - Conditions to Each Party's Obligation to Effect the Merger." In the event the Merger is consummated, such appraisal rights, if the statutory procedures are complied with, would result in a judicial determination by the Delaware Court of Chancery of the "fair value" of the shares of Common Stock ("Shares") owned by such holders, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. Any such judicial determination of the fair value of the Shares could be based upon considerations other than or in addition to the price to be paid in the Merger and the market value of the Shares, including asset values, the investment value of the Shares and any other valuation considerations generally accepted in the investment community. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. The Weinberger court also noted that under Section 262 of the DGCL, fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." As a consequence of the foregoing, the fair value determined for Shares could be the same as or more or less than the value of the consideration per Share paid pursuant to the Merger and payment of such consideration would take place subsequent to payment pursuant to the Merger.

         No provision has been made by the Company, Holdings or Merger Sub to allow access to the Company's files by unaffiliated stockholders or to obtain counsel or appraisal services at the expense of the Company, Holdings or Merger Sub. THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS SUMMARY AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         In accordance with Section 262, any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company the appraisal of the fair value of such stockholder's Shares. Such demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the fair value of such stockholder's Shares. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's Shares should consult with legal counsel before taking any such action. The Company believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares. Stockholders should be aware of the risk that should a stockholder seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares, the Company may assert that by doing so such stockholder has waived such stockholder's appraisal rights and a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the Company at 5728 Major Blvd., Suite 306, Orlando, Florida 32819, Attention: Secretary.

         A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the stockholder's Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

         A record owner, such as a broker, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

         Within 120 days after the Effective Time, either the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the Shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the Shares formerly owned by such stockholders, determining the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

         Stockholders considering seeking appraisal should note that the "fair value" of their Shares determined under Section 262 could be more than, the same as or less than $1.25 per Share. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

         From and after the Effective Time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

         At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger Agreement. After such period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive the Merger Consideration in cash, without interest thereon, upon surrender of the certificates that formerly represented their Shares. The Company has no obligation to file such a petition, and has no present intention to do so; therefore, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL IN CONNECTION WITH EXERCISING SUCH RIGHTS.

                                   THE MERGER

Background of the Merger

         Set forth below is a description of the background of the Merger.

         On January 19, 1998, representatives of Holdings approached the Company about a possible business combination. Preliminary discussions between the parties ensued and Holdings indicated it had a serious interest in pursuing the acquisition of the Company in an all cash transaction. Thereafter, Holdings was given certain confidential information concerning the Company's business and assets which it used to value the Company and to formulate an offer to acquire the Company.

         Between January 20, 1998, and February 10, 1998, representatives of Holdings, the Company and Acceptance discussed various issues regarding the Merger, including the price per share Holdings was willing to pay in the Merger. Members of the Company's Board of Directors also discussed the proposed Merger and the Merger Consideration with a small number of other significant stockholders of the Company to determine whether they would support the Merger based upon the Merger Consideration.

         On February 11, 1998, the Company and Holdings entered into an Agreement in Principle (the "Agreement in Principle"), pursuant to which Holdings and the Company agreed to negotiate the terms of a definitive merger agreement and to use their best efforts to consummate the Merger, with Merger Consideration of $1.25 per share for each share of Common Stock to be paid to all stockholders of the Company equally. The Company agreed to pay a break-up fee of $500,000, plus all of Holdings' expenses incurred in connection with the proposed Merger if the Company breached the Agreement in Principle or the definitive merger agreement. Holdings agreed that, upon the execution of a definitive merger agreement, it would deposit $500,000 (the "Deposit") with the Company's attorneys, as escrow agent, to demonstrate its financial condition and commitment to consummate the Merger. Holdings also agreed that it would pay a break-up fee to the Company equal to $500,000, plus all of the Company's expenses incurred in connection with the proposed Merger, if Holdings breached the definitive merger agreement, and that the Deposit would secure the obligation of Holdings to pay such fee.

         Pursuant to the terms of the Agreement in Principle, Holdings was entitled to terminate the Agreement in Principle if holders of Common Stock representing at least 50% of the outstanding Common Stock did not enter into agreements pursuant to which they agreed to vote in favor of the Merger and against any competing proposal, and pursuant to which they granted Holdings an option to acquire their Common Stock for the Merger Consideration under certain conditions (the "Stockholder Agreement"). The Agreement in Principle was also terminable by Holdings if Acceptance did not agree to enter into an agreement to sell the Company's convertible promissory note held by Acceptance to Holdings under the same conditions (the "Addendum to the Stockholder Agreement").

         Between February 11, 1998, and March 4, 1998, the terms of the Merger Agreement, the Stockholder Agreement and the Addendum to the Stockholder Agreement were negotiated in final form between the respective parties thereto and discussions concerning due diligence, document preparation and various legal issues were concluded.

         A special meeting of the Board of Directors of the Company was held on March 2, 1998, at which time the Merger and the terms of the Merger Agreement were approved by the Board of Directors after a presentation by the management of the Company. On March 4, 1998, the Merger Agreement, the Stockholder Agreement and the Addendum to the Stockholder Agreement were executed and Holdings wired the Deposit to the Escrow Agent. The funds representing the Deposit were received on March 5, 1998, and the transaction was publicly announced on March 6, 1998.

Recommendation of Board

         On March 2, 1998, the Board of Directors of the Company met and approved the Merger and authorized the execution and delivery of the Merger Agreement. The members of the Board believe that the Merger Consideration represents a fair price for the Common Stock, but did not, and are not now, making any recommendation with respect to the Merger, due to the conflict of interest presented by their concurrent service as members of the board of directors of Acceptance, which is in favor of the Merger. On March 4, 1998, Acceptance and other significant stockholders of the Company owning of record and beneficially 50.2% of the outstanding shares of Common Stock, executed and delivered the Stockholders' Consents approving the Merger under the DGCL. The Board of Directors of the Company, in connection with the actions taken to approve the Merger, considered a number of factors, including the following:

         Financial Condition, Results of Operations, Business and Prospects of the Company. The Board considered the financial condition, results of operations, business and prospects of the Company. The Board considered the fact that, historically, the Company had attempted to realize the value in its properties through a combination of land sales, joint ventures, land leases and other transactions. However, the combination of adverse market conditions, equity requirements for development projects and the Company's financial status made transactions other than land sales difficult to accomplish. Due both to financial need and the ability to achieve value by property sales rather than development activity, the Company's primary source of revenues during the past eight years has been the sale of land.

         In October 1995, the Board had determined that it was in the best interests of the stockholders to seek a merger partner or otherwise seek a transaction for the sale of the Company. Capital constraints limiting the feasibility of independently developing the Company's existing properties and the Company's inability to find joint venturers interested in assisting the Company in developing its properties were primary factors in the Board's decision to seek a merger or sale transaction.

         Other Potential Transactions. The Board considered the fact that no other firm offers for the entire Company had been received at the price Holdings was willing to pay. Although other parties met with representatives of the Company from time to time and expressed an interest in structuring transactions in which they would acquire a controlling interest in the Company, the Board felt that their proposals were subject to too many contingencies, with no assurance that the current stockholders of the Company would ever receive value for their Common Stock equal to or in excess of $1.25 per share.

         Approval by a Majority of the Stockholders. The Board considered the fact that a small group of stockholders, owning beneficially in excess of 50% of the outstanding Common Stock, indicated their approval of the Merger, and agreed with Holdings to enter into the Stockholder Agreement and to vote in favor of the Merger.

         Value Remaining in the Company. The Board considered the fact that the Company has no operations, and its assets currently consist primarily of approximately 140 acres of vacant land and a ground lease on a 20 acre developed parcel. As reported in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 (a copy of which is included with this Information Statement as Annex C), at March 20, 1998, the Company had nine parcels of property, representing approximately 52.2 developable acres, under contract to be sold for an aggregate sales price of $13,100,000. Such transactions, however, are each subject to certain conditions and, accordingly, there can be no assurance that any of them will be consummated. The last appraisal on these properties was obtained in October 1996, and they were appraised at an aggregate value of approximately $12,208,000. At March 20, 1998, the Company had an additional four parcels, representing approximately 16.8 developable acres, in inventory. These properties had also been appraised in October 1996, at an aggregate value of approximately $4,607,000. Also as described in the Annual Report, the Company owns a 20.3 acre parcel of property within the Turkey Lake/Windhover area of Orlando, Florida, which is leased, pursuant to a ground lease entered into in June 1983, to the Kirkman-Oxford Associates Limited Partnership, which has developed on the property a 272-unit apartment complex known as West Winds. The Company believes that the present value of its interest in this property is approximately $800,000, based upon prior offers and a discounted cash flow analysis of future lease payments.

         The Board also considered the following facts: that the Company typically has to pay expenses relating to the sale of property in the amount of approximately 10% of the gross contract price (excluding any income taxes that might be payable on the gain over the Company's income tax basis in the property); that there is no assurance that all of the outstanding contracts for sales of Company property will close, that any property subject to a contract which does not close, or which is not currently under contract, can be sold in a timely fashion for the previous contract price or its appraised value; that the Company has approximately $2.5 million of outstanding debt to Acceptance due in May 1998; and that the Company continues to incur significant fixed expenses, including interest on the Acceptance debt, property taxes and legal and accounting fees connected with the Company's operation as a public company, and continued operation as an independent company likely would continue to reduce the value of the Company and the price of the Common Stock.

         Historical Stock Price Performance. The Board reviewed the historical stock price performance of the Company and noted that the consideration to be received by the Company's stockholders pursuant to the Merger would represent a premium of approximately 20% over the average sales price during the six months prior to the announcement of the Merger Transaction ($1.06 per share). The Common Stock traded in very low volumes over such time period.

         Terms and Conditions of the Merger. The Board considered the terms and conditions of the Merger Agreement, including the fact that the transaction was structured as a cash offer for all shares of Common Stock which would permit all holders of shares of Common Stock to participate on the same basis.

         Other Considerations. The Board also considered the financial ability of Holdings to consummate the Merger, and the fact that there is no financing contingency in the Merger Agreement and that Holdings has deposited $500,000 in cash to pay the break-up fee which would be due to the Company if Holdings breaches the Merger Agreement and fails to consummate the Merger.

         The foregoing discussion of the information and factors considered and given weight by the Board of Directors of the Company is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the Merger, they did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual members of the Board of the Company may have given different weights to different factors.

Interests of Certain Persons in the Merger

         Acceptance is currently the owner of approximately 33.1% of the outstanding shares of Common Stock. It is also the Company's primary creditor. At February 20, 1998, the Company owed Acceptance approximately $2,541,000. Acceptance acquired the debt of the Company from the Company's prior commercial lenders when they refused to extend the term of their loans to the Company and the Company was without sufficient funds to repay such indebtedness. Holdings has agreed to repay, or cause the Company to repay, the full amount of the debt of the Company to Acceptance upon the consummation of the Merger. Acceptance has agreed to sell to Holdings the Common Stock owned by Acceptance and the notes representing the Company's debt to Acceptance in the event that the Merger Agreement is terminated due to a breach by the Company. The purchase price for the shares of Common Stock will be $1.25 per share and the notes will be sold for the amounts then owing thereunder. Each of the current directors of the Company also serves as a director on the board of Acceptance, and one of the Company's directors, Kenneth C. Coon, is a director, President and Chief Executive Officer of Acceptance.

         The DGCL permits a company to indemnify its officers and directors under certain specified circumstances and also requires such indemnification under specified circumstances. In addition, as permitted by law, the Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain statutory exceptions. The Company's Certificate of Incorporation and Bylaws and separate Indemnity Agreements also contain provisions providing for mandatory indemnification of officers and directors in certain circumstances. However, there are no provisions in the Merger Agreement requiring Holdings to cause the Company, as the surviving corporation, to indemnify and hold harmless the present and former officers and directors of the Company in respect of any of their acts or omissions occurring prior to the Effective Time. All such officers and directors also are entitled to receive indemnification from Acceptance with respect to the aforesaid acts or omissions.

Certain Federal Income Tax Consequences

         The receipt of the right to receive cash by stockholders of the Company upon the consummation of the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. The tax consequences may vary depending upon, among other things, the particular circumstances of the individual stockholder. For Federal income tax purposes, a stockholder will generally recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the stockholder's aggregate tax basis in the shares of Common Stock converted pursuant to the Merger. Gain or loss will be calculated separately for each block of such shares (i.e., shares acquired at different times or prices) converted into cash pursuant to the Merger.

         If shares are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for such shares exceeds eighteen months. If the holding period for such shares is less than eighteen months but more than twelve months, then the gain or loss will be mid-term capital gain or loss. If the holding period for such shares is less than twelve months, then the gain or loss will be short-term capital gain or loss. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum Federal marginal tax rate of 20%; mid-term capital gains will generally be taxed at a maximum Federal marginal tax rate of 28%; and short-term capital gains will generally be taxed at a maximum Federal marginal tax rate of 39.6%. Capital gains recognized by a corporate stockholder will generally be taxed at a maximum Federal marginal tax rate of 35% regardless of the holding period for the shares.

         Stockholders (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) may be subject to backup withholding on their Merger Consideration at the rate of 31% unless the stockholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding.

         If backup withholding applies to a stockholder, the Exchange Agent is required to withhold 31% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

         THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Accounting Treatment of the Merger

         The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

                               REGULATORY MATTERS

         There are no federal or state regulatory approvals necessary for the consummation of the Merger.

                              THE MERGER AGREEMENT

         The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Annex A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

         Conversion of the Common Stock. At the Effective Time, each outstanding share of Common Stock (other than shares owned by the Company, Holdings or any subsidiary of Holdings or by stockholders who have validly perfected their appraisal rights under Delaware law) automatically will be converted into the right to receive the Merger Consideration. A Letter of Transmittal will be sent by an Exchange Agent to be appointed by Holdings to all stockholders of the Company under separate cover promptly following the Effective Time. The Letter of Transmittal must be completed and returned as directed therein along with certificates representing the shares of Common Stock covered thereby. Checks for the Merger Consideration will be sent to stockholders as soon as practicable after receipt of Letters of Transmittal and stock certificates. Detailed instructions concerning the procedure for receipt of the Merger Consideration will be set forth in the Letter of Transmittal. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

         Conditions to Each Party's Obligation to Effect the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Merger becoming effective (the "Effective Time") of the following conditions: (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of Holdings to exercise full rights of ownership of the Company's assets or business; (ii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and (iii) the performance by the parties in all material respects of their respective obligations under the Merger Agreement prior to the Effective Time and the truth in all material respects of the parties' representations and warranties at the Effective Time.

         In addition, the obligations of Holdings and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the further following conditions: (i) no action or proceeding shall have been instituted by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (a) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger,
(b) seeking to restrain or prohibit Holdings' ownership or operation (or that of its affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole, or to compel Holdings or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole, or (c) that otherwise is likely to materially adversely affect the Company and its subsidiaries, taken as a whole, or Holdings and its affiliates, taken as a whole; (ii) no action shall have been taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (a) through (c) of paragraph (i) above; (iii) the Company shall have received all consents required for the Merger in form and substance reasonably satisfactory to Holdings; (iv) Holdings shall have received the resignation of the officers and directors of the Company; (v) at any time after the date of the Merger Agreement, there shall not have occurred any event or series of events having a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole; and (vi) holders of more than 15% of the outstanding Shares shall not have delivered to the Company, within 20 days after the date on which this Information Statement is mailed to the stockholders of the Company, written notice of their intent to seek, or demand for, appraisal of their shares under
Section 262 of the DGCL.

         Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company, (i) by mutual written consent of the Company and Holdings; (ii) by either the Company or Holdings, if (a) the other party commits a material breach of the Merger Agreement which is not cured within 10 days after notice thereof is given to the breaching party or (b) the Merger has not been consummated by May 15, 1998 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this clause (ii) is not available to any party whose breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by the Termination Date; or (iii) by either the Company or Holdings, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining

Holdings or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         Payment of the Break-Up Fee. If the Merger Agreement is terminated by the Company due to the material breach thereof by Holdings, Holdings is required promptly to pay to the Company as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by the Company, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein. The Deposit of $500,000 held by the Escrow Agent shall be paid to the Company as a portion of such fee.

         If the Merger Agreement is terminated by Holdings due to the material breach thereof by the Company, the Company is required promptly to pay to Holdings as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by Holdings, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein.

         Fees and Expenses. The Merger Agreement provides that all costs and expenses in connection with the Merger Agreement and the transaction contemplated by the Merger Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated, except as provided above under "Payment of the Break-Up Fee." None of the Company or any of the stockholders who consented to the Merger is paying a fee to an investment banker, broker or other entity in connection with the Merger.

         Conduct of Business by the Company. The Merger Agreement provides that the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice and use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their officers and employees. The Merger Agreement further provides that, without limiting the generality of the foregoing, during the period from the date of the Merger Agreement to the Effective Time of the Merger, (i) the Company will not adopt or propose, or permit any subsidiary to adopt or propose, any change in its certificate of incorporation, bylaws or other constituent documents; (ii) the Company will not, and will not permit any subsidiary to, merge or consolidate with any other person or acquire a material amount of assets of any other person; (iii) the Company will not, and will not permit any subsidiary to, sell, lease, license or otherwise dispose of any material assets or property except (a) pursuant to existing contracts or commitments and (b) in the ordinary course consistent with past practice; (iv) the Company will not, and will not permit any subsidiary to, agree or commit to do any of the foregoing; or (v) the Company will not, and will not permit any subsidiary to (a) take or agree to commit to take any action that would make any representation and warranty of the Company inaccurate in any respect at, or as of any time prior to, the

Effective Time or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         Board of Directors. The Merger Agreement provides that from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Merger Sub at the Effective Time shall be the directors of the Company as the Surviving Corporation.

                           SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by Holdings to fund the Merger Consideration, to pay fees and expenses related to the Merger and to assume or repay the existing debt of the Company to Acceptance is estimated to be approximately $11.2 million. Such funds will be furnished to Holdings by affiliates of Pembroke, Blackacre and Millennium, as capital contributions from their general funds.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table provides information as of March 6, 1998, unless otherwise indicated, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock.

                                               Amount and Nature of
Name and Address of Beneficial Owner           Beneficial Ownership         Percent of Class
------------------------------------           --------------------         ----------------
PBD Holdings, L.P.                                  3,461,111(1)                  50.2%
c/o Pembroke Companies, Inc.
Suite 1200
1325 Avenue of the Americas,
New York, New York 10019

Acceptance Insurance Company                        2,280,500(2)                  33.1%
Suite 600 North
222 South 15th Street
Omaha, NE  68102

Third Capital, LLC                                    680,000(3)                  9.87%
314 Church Street, 9th Floor
Nashville, TN  37201

George F. Valassis                                    671,641(4)                   9.7%
2000 North Woodward
Suite 200
Bloomfield Hills, MI  48304

Allied Domecq Pension Funds                           445,370(5)                  6.46%
Wyndham Court
Pritchard Street
Bristol, England BS2 8RH

--------------------

(1) Represents shares owned by Acceptance Insurance Company, George F. Valassis and certain other stockholders of the Company which PBD Holdings has a current right to vote, and a contingent right to purchase under certain circumstances if the Merger Agreement between the Company and PBD Holdings is terminated, under that certain Stockholder Agreement dated as of March 4, 1998, with Acceptance Insurance Company, George F. Valassis and certain other stockholders of the Company.
(2) According to Amendment No. 25 to Schedule 13D filed March 9, 1998, by Acceptance Insurance Companies Inc. ("Acceptance") and Acceptance Insurance Company ("AIC"), a wholly-owned subsidiary of Acceptance, amending a Schedule 13D previously filed by Samelson Real Estate Partners, Inc. and Acceptance Insurance Holdings, Inc., AIC is shown as beneficially owning 2,280,500 shares of the Common Stock.
(3) According to Schedule 13G filed December 11, 1997, by Third Capital, LLC, PAG Corp. and PAG Partners, L.P.
(4) According to Amendment No. 2 to Schedule 13D filed April 12, 1990, by George F. Valassis.
(5) According to the Schedule 13D filed November 5, 1993, by Tamanda II Corporation ("Tamanda"), Denmark Street (Bristol) Pension Trust Limited ("Denmark Street") and Allied-Lyons Pension Funds, consisting of Allied-Lyons Pension Fund and Allied-Lyons

         Executives Pension Fund (the "Pension Funds"). Tamanda, a wholly-owned subsidiary of Denmark Street, is the record owner of all of the shares of Common Stock. The Pension Funds, through their subsidiaries, own all of the capital stock of Denmark Street and, accordingly, the Pension Funds may be deemed to be the controlling persons of Tamanda and Denmark Street. Each of Tamanda, Denmark Street and the Pension Funds has shared power to vote or direct the vote of and to dispose or direct the disposition of all of the shares of Common Stock. (The Allied-Lyons funds are now known as the Allied Domecq funds.)

         The following table provides information as of March 6, 1998, unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (i) each Director of the Company individually, (ii) the Company's sole executive officer, (iii) all Directors and executive officers of the Company as a group.

    Name and Address             Amount and Nature of               Percentage
  of Beneficial Owner           Beneficial Ownership(1)              of Class
  -------------------           -----------------------              --------
Jay A. Bielfield(2)(3)                    2,400                           *
Little Caesar
 International, Inc.
2211 Woodward Avenue
Detroit, MI 48201-3400

Kenneth C. Coon(4)                        1,000                           *
Acceptance Insurance
 Companies Inc.
Suite 600 North
222 South 15th Street
Omaha, NE 68102

Michael R. McCarthy(3)(5)                 5,500                           *
McCarthy & Co.
1125 South 103rd Street
Suite 450
Omaha, NE 68124

David L. Treadwell(3)(6)                100,000                         1.4
Prechter Holdings, Inc.
One Heritage Place
Suite 400
Southgate, MI 48195

All Directors and Officers              108,900                         1.6
as a Group (4 Persons)

--------------------------------------------------------------------------------
 *       Less than one percent.

(1) This column sets forth shares of common stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Each of the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them except as otherwise described in the following footnotes.
(2)      Includes 2,400 shares held in an individual retirement account.
(3) Does not include 2,280,500 shares held by Acceptance Insurance Companies Inc. ("Acceptance"), representing approximately 33% of the outstanding shares, beneficial ownership of which is disclaimed. Although beneficial ownership of the shares owned by Acceptance is disclaimed, as a director of Acceptance, he may be deemed to share voting and investment power with respect to such shares of common stock with Acceptance.
(4) Does not include 2,280,500 shares held by Acceptance Insurance Company ("Acceptance"), representing approximately 33% of the outstanding shares. Mr. Coon is Chairman, President, Chief Executive Officer and a Director of Acceptance. Although Mr. Coon disclaims beneficial ownership of the shares owned by Acceptance, as Chairman, President, Chief Executive Officer and a Director of Acceptance, he may be deemed to share voting and investment power with respect to such shares of common stock with Acceptance.
(5) McCarthy & Co. d/b/a LongView Capital Management, a registered investment advisor, shares authority to vote and to sell 5,500 shares of common stock, which securities are held in a discretionary investment managed account at First National Bank of Omaha f/b/o James
         P. Wands.
(6) Represents presently exercisable options to purchase 100,000 shares. None of such shares are exercisable at a price of $1.25 or less.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Such reports and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the web site that the Commission maintains at http://www.sec.gov. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549.

                      OTHER INFORMATION ABOUT THE COMPANY;
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Information concerning the Company's business, properties, directors and officers, their remuneration, stock options and other matters, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is disclosed in the

Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, a copy of which is attached hereto as Annex C, and which is incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the Effective Time shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Major Realty Corporation, 5728 Major Blvd., Suite 306, Orlando, Florida 32819.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            MAJOR REALTY CORPORATION
                                 (the "Company")

                               PBD HOLDINGS, L.P.
                                    ("BUYER")

                                       and

                           PEMBROKE ACQUISITION, INC.
                              ("MERGER SUBSIDIARY")


                            DATED AS OF MARCH 4, 1998


                                                     TABLE OF CONTENTS
                                                     -----------------

         ARTICLE 1  THE MERGER......................................................................................2
            SECTION 1.01. The Merger................................................................................2
            SECTION 1.02. Conversion of Shares At the Effective Time................................................2
            SECTION 1.03. Surrender and Payment.....................................................................2
            SECTION 1.04. Dissenting Shares.........................................................................4
            SECTION 1.05. Stock Options.............................................................................4
            SECTION 1.06. Lost Certificates.........................................................................5
            SECTION 1.07. Adjustments...............................................................................5
            SECTION 1.08. FIRPTA....................................................................................5
         ARTICLE 2  THE SURVIVING CORPORATION.......................................................................5
            SECTION 2.01. Certificate of Incorporation..............................................................5
            SECTION 2.02. Bylaws....................................................................................5
            SECTION 2.03. Directors and Officers....................................................................6
         ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................6
            SECTION 3.01. Corporate Existence and Power.............................................................6
            SECTION 3.02. Corporate Authorization...................................................................6
            SECTION 3.03. Governmental Authorization................................................................6
            SECTION 3.04. Non-contravention.........................................................................7
            SECTION 3.05. Capitalization............................................................................7
            SECTION 3.06. Subsidiaries..............................................................................7
            SECTION 3.07. SEC Filings...............................................................................8
            SECTION 3.08. Financial Statements......................................................................8
            SECTION 3.09. Disclosure Documents......................................................................9
            SECTION 3.10. Absence of Certain Changes................................................................9
            SECTION 3.11. No Undisclosed Material Liabilities......................................................10
            SECTION 3.12. Litigation...............................................................................11
            SECTION 3.13. Taxes....................................................................................11
            SECTION 3.14. ERISA....................................................................................11
            SECTION 3.15. Compliance with Laws.....................................................................14
            SECTION 3.16. Finders' Fees............................................................................15
            SECTION 3.17. Other Information........................................................................15
            SECTION 3.18. Environmental Matters....................................................................15
            SECTION 3.19. Vote Required............................................................................16
            SECTION 3.20. Anti-Takeover Plan; State Takeover Statutes..............................................16
            SECTION 3.21. Material Contracts.......................................................................16
            SECTION 3.22. Properties...............................................................................17
            SECTION 3.23. Licenses and Permits.....................................................................18
            SECTION 3.24. Receivables..............................................................................18
            SECTION 3.25. Labor Matters............................................................................18
            SECTION 3.26. Required and Other Consents..............................................................19
            SECTION 3.27. Intellectual Property....................................................................19
            SECTION 3.28. Insurance................................................................................19
            SECTION 3.29. Related Party Transactions...............................................................19



         ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER........................................................20
            SECTION 4.01. Existence and Power......................................................................20
            SECTION 4.02. Authorization............................................................................20
            SECTION 4.03. Governmental Authorization...............................................................20
            SECTION 4.04. Non-contravention........................................................................20
            SECTION 4.05. Disclosure Documents.....................................................................21
            SECTION 4.06. Finders' Fees............................................................................21
         ARTICLE 5  COVENANTS OF THE COMPANY.......................................................................21
            SECTION 5.01. Conduct of the Company...................................................................21
            SECTION 5.02. Company Information Statement............................................................23
            SECTION 5.03. Access to Information....................................................................24
            SECTION 5.04. Other Offers.............................................................................24
            SECTION 5.05. Notices of Certain Events................................................................24
            SECTION 5.06. State Takeover Laws......................................................................25
            SECTION 5.07. Resignations.............................................................................25
         ARTICLE 6  COVENANTS OF BUYER.............................................................................25
            SECTION 6.01. Confidentiality..........................................................................25
            SECTION 6.02. Obligations of Merger Subsidiary.........................................................26
         ARTICLE 7  COVENANTS OF BUYER AND THE COMPANY.............................................................26
            SECTION 7.01. Best Efforts.............................................................................26
            SECTION 7.02. Certain Filings..........................................................................26
            SECTION 7.03. Public Announcements.....................................................................26
            SECTION 7.04. Further Assurances.......................................................................26
         ARTICLE 8  CONDITIONS TO THE MERGER.......................................................................27
            SECTION 8.01. Conditions to the Obligations of Each Party..............................................27
            SECTION 8.02. Conditions to the Obligations of Buyer and Merger Subsidiary.............................27
            SECTION 8.03. Conditions to the Obligations of the Company.............................................28
         ARTICLE 9  TERMINATION....................................................................................29
            SECTION 9.01. Termination..............................................................................29
            SECTION 9.02. Effect of Termination....................................................................29
            SECTION 9.03. Payment of Breakup Fees and Expenses Upon Termination....................................30
         ARTICLE 10  MISCELLANEOUS.................................................................................30
            SECTION 10.01. Notices.................................................................................30
            SECTION 10.02. Nonsurvival of Representations and Warranties...........................................31
            SECTION 10.03. Amendments; No Waivers..................................................................31
            SECTION 10.04. Expenses................................................................................31
            SECTION 10.05. Successors and Assigns..................................................................31
            SECTION 10.06. Governing Law...........................................................................32
            SECTION 10.07. WAIVER OF JURY TRIAL....................................................................32
            SECTION 10.08. Counterparts; Effectiveness; Third Party Beneficiaries..................................32
            SECTION 10.09. Severability............................................................................32
            SECTION 10.10. Specific Performance....................................................................32
            SECTION 10.11. Entire Agreement........................................................................32

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of March 4, 1998, among Major Realty Corporation, a Delaware corporation (the "Company"), PBD Holdings, L.P., a Delaware limited partnership ("BUYER"), and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY").

         WHEREAS, the Board of Directors of each of Buyer, the Company and Merger Subsidiary have determined that it is advisable and in the best interests of their respective stockholders to engage in the transactions contemplated hereby; and

         WHEREAS, the Board of Directors of the Company has unanimously approved the merger (the "MERGER") of the Merger Subsidiary with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DELAWARE LAW") and other applicable law; and

         WHEREAS, this Agreement and the Merger shall be approved by the stockholders of the Company for purposes of Delaware Law at such time as the Company is in receipt of written consents approving this Agreement and the Merger executed by the holders of that number of shares of common stock, par value $.01 per share, of the Company (each, a "SHARE") representing the right to cast a majority of the votes entitled to be cast at a meeting to consider the Agreement and the Merger; and

         WHEREAS, holders of a majority of the issued and outstanding Shares are delivering to the Company concurrently with the execution of this Agreement written consents approving this Agreement and the Merger as permitted by the certificate of incorporation and bylaws of the Company and Delaware Law; and

         WHEREAS, such consent constitutes the only action necessary by stockholders of the Company required in order to authorize this Agreement and the Merger under the Company's certificate of incorporation and bylaws and Delaware Law;

         WHEREAS, as a condition to the willingness of Buyer and Merger Subsidiary to enter into this Agreement, the holders of 3,461,111 Shares have entered into Stockholders Agreements, each dated as of the date hereof (the "Stockholders Agreements") with the Buyer.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.01. THE MERGER.

         (a) At the Effective Time (as defined below), Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

         (b) As soon as practicable after the later of (i) satisfaction or waiver of all conditions to the Merger and (ii) the 20th calendar day after the Company Information Statement (as defined below) is first sent or given to the stockholders of the Company, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "EFFECTIVE TIME").

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

         SECTION 1.02. CONVERSION OF SHARES AT THE EFFECTIVE TIME.

         (a) Each Share held by the Company as treasury stock or owned by Buyer or any subsidiary of Buyer immediately prior to the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto;

         (b) Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

         (c) Each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a) or as provided in Section
1.04 with respect to Shares as to which appraisal rights have been exercised, by virtue of the Merger and without any action on the part of the holder thereof be converted into, exchanged for and represent the right to receive an amount equal to $1.25 in cash, without interest (the "MERGER CONSIDERATION").

         SECTION 1.03. SURRENDER AND PAYMENT.

         (a) Prior to the Effective Time, Buyer shall appoint an agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Buyer will make available to the Exchange Agent, in such amounts as may be needed from time to time, the Merger Consideration to be paid in respect of the Shares. Such funds shall be invested by the Exchange Agent as directed by the Buyer, provided that such investments shall be in obligations of or guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreement with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $150 million (based on the most recent financial statements of such bank which are then publicly available). Promptly after the Effective Time, Buyer will send, or will cause the Exchange Agent to send, to each holder of Shares (other than the holders of Shares to be canceled as set forth in Section 1.02(a) or Dissenting Shares (as defined in Section 1.04)) at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

         (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed and duly executed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. From and after the Effective Time, all shares which have been so converted shall no longer be outstanding and shall automatically be canceled and retired and each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of certificates in accordance with the terms of this Section 1.03 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such certificates. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any certificate.

         (c) If any portion of the Merger Consideration is to be paid to a Person (as defined below) other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         (d) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of Shares nine months after the

Effective Time shall be returned to Buyer, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Buyer for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Buyer shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or other similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Buyer free and clear of any claims or interest of any Person previously entitled thereto.

         (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Buyer, upon demand.

         SECTION 1.04. DISSENTING SHARES.

         Notwithstanding Section 1.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such shares ("Dissenting Shares") in accordance with Delaware law, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Buyer prompt written notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 1.05. STOCK OPTIONS.

         (a) At or immediately prior to the Effective Time, each outstanding employee stock option to purchase Shares granted under any employee stock option or compensation plan or arrangement of the Company shall be canceled, and each holder of any such option, whether or not then vested or exercisable, shall be paid by the Company promptly after the Effective Time for each such option an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time, less any taxes required to be withheld by the Company with respect thereto.

         (b) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses 1.05(b)(i) or 1.05(b)(ii), are necessary to give effect to the transactions contemplated by
Section 1.05(a). Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee stock option until necessary consents are obtained. From and after the date hereof no additional options or warrants shall be granted under any Company stock option plans.

         SECTION 1.06. LOST CERTIFICATES. If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such holder of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration to be paid in respect of the Shares represented by such certificate as contemplated by this Article.

         SECTION 1.07. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with the record date during such period, the price per share to be paid to holders of Shares in the Merger shall be appropriately adjusted.

         SECTION 1.08. FIRPTA. The Buyer, the Merger Subsidiary and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Buyer, the Merger Subsidiary or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), or any provision of United States state or local or foreign tax law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                                    ARTICLE 2
                           THE SURVIVING CORPORATION

         SECTION 2.01. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "Major Realty Corporation".

         SECTION 2.02. BYLAWS. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the letter of the Company dated the date hereof and delivered to Buyer in connection with this Agreement (the "Disclosure Letter") and making reference to the particular section of this Agreement to which exception is being taken, the Company represents and warrants to Buyer that:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has heretofore delivered to Buyer true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

         SECTION 3.02. CORPORATE AUTHORIZATION. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Buyer and Merger Subsidiary, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of creditors' rights and subject to general principles of equity.

         (b) The Company's Board of Directors has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the Delaware General Corporation Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

         SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"); and (c) compliance with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "EXCHANGE ACT").

         SECTION 3.04. NON-CONTRAVENTION. Except as set forth in Section 3.04 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05. CAPITALIZATION. The authorized capital stock of the Company consists of 12,000,000 Shares, and 1,500,000 shares of preferred stock, par value $1.00 per share. As of January 31, 1998, there were outstanding 6,893,378 Shares, no shares of preferred stock and employee stock options to purchase an aggregate of 100,000 Shares. As of January 31, 1998, Acceptance Insurance Companies held a promissory note of the Company. The note is convertible into Common Stock at a conversion price of $1.00 per share. The amount due under such note at February 20, 1998 was $2,541,409.76 ($2,513,511.14 principal amount, $27,898.62 accrued interest). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses 3.05(a), 3.05(b) and 3.05(c) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 3.06. SUBSIDIARIES.

         (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company. All Subsidiaries and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "COMPANY 10-K").

         (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the Company or any Subsidiary, and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses 3.06(b)(i) and 3.06(b)(ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.07. SEC FILINGS.

         (a) The Company has delivered to Buyer (i) the annual reports on Form 10-KSB for its fiscal years ended December 31, 1996, 1995 and 1994, (ii) the quarterly report of the Company on Form 10-QSB for the fiscal quarters ended September 30, June 30 and March 31, 1997 (such annual reports and quarterly reports are referred to hereinafter as the "Company SEC Filings"), and (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since December 31, 1996.

         (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act was prepared in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in its annual reports on Form 10-KSB and the quarterly report on Form 10-QSB referred to in Section 3.07 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company as of September 30, 1997, as set forth in the quarterly report of the Company on Form 10-QSB for the quarter ended September 30, 1997 and "BALANCE SHEET DATE" means September 30, 1997.

         SECTION 3.09. DISCLOSURE DOCUMENTS.

         (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the information statement of the Company (the "COMPANY INFORMATION STATEMENT") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

         (b) At the time the Company Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the Effective Time, the Company Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Information Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this
Section 3.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Buyer specifically for use therein.

         SECTION 3.10. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company and Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

         (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any issuance, grant, sale, repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests (including options, rights or warrants) in, the Company or any Subsidiary;

         (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary or any subdivision, reclassification, recapitalization, split, combination or exchange of any shares of capital stock of the Company (other than in connection with outstanding options);

         (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

         (e) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

         (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

         (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

         (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice (including the contracts for the sale of real property by the Company set forth in Section 3.21 of the Disclosure Letter) and those contemplated by this Agreement;

         (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

         (j) any tax election, other than those consistent with past practice, not required by law or any settlement or compromise of any tax liability in either case that is material to the Company and the Subsidiaries;

         (k) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, severance or termination, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

         (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

         SECTION 3.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, other than:

         (a) liabilities or obligations disclosed or provided for in the Balance Sheet;

         (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Company and the Subsidiaries, taken as a whole; and

         (c) liabilities or obligations under this Agreement.

         SECTION 3.12. LITIGATION. Except as set forth in the Disclosure Letter or Company SEC Filings, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official (i) as of the date hereof and (ii) which, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby.

         SECTION 3.13. TAXES. Except as set forth in the Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) all tax returns, statements, reports and forms (collectively, the "COMPANY RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws, (ii) the Company and its Subsidiaries have timely paid all taxes shown as due and payable on such Company Returns that have been so filed, and, as of the time of filing, the Company Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries, (iii) the Company and its Subsidiaries have made adequate provision on their books for all taxes payable by the Company and its Subsidiaries for which no Company Return has yet been filed, (iv) the charges, accruals and reserves for taxes with respect to the Company and its Subsidiaries reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate under United States generally accepted accounting principles ("GAAP") to cover the tax liabilities accruing through the date thereof, (v) there is no action, suit, proceeding, audit, or claim with respect to tax matters now proposed or pending against or with respect to the Company or any of its Subsidiaries, (vi) there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of taxes of the Company and its Subsidiaries, (vii) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group.

         SECTION 3.14. ERISA.

         (a) Definitions. For purposes hereof the following terms have the following meanings:

                  "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan (as defined below),
         (ii) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company or any of its ERISA Affiliates (as defined below) and (iii) covers any employee or former employee of the Company or any Subsidiary.

                  "EMPLOYEE PLAN" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered, contributed to or required to be contributed to by the Company or any of its ERISA Affiliates and
         (iii) covers any employee or former employee of the Company or any Subsidiary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under
         Section 414 of the Code.

                  "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

         (b) The Company has provided, or will provide prior to the Effective Time, Buyer with a list and copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including all required Schedules thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan. Such list identifies each Employee Plan which is (i) a Multiemployer plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code. The Company has provided, or will provide prior to the Effective Time, Buyer with complete age, salary, service and related data as of the most recent practicable date for all employees and former employees covered under any Title IV Plan.

         (c) The fair market value of the assets of each Title IV Plan (excluding for these purposes any accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Title IV Plan determined on a termination basis using the assumptions established by the PBGC. There is no unfunded liability of the Company or any Subsidiary in respect of any Employee Plans or Benefit Arrangements described under Sections 4(b)(5) of ERISA or 401(a)(1) of the Code, as computed using reasonable actuarial assumptions and determined as if all benefits under such plans are vested and payable.

         (d) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of

ERISA, which transaction has or will cause the Company or any of its Subsidiaries to incur any liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. No "accumulated funding deficiency", as defined in
Section 412 of the Code, has been incurred with respect to any Employee Plan or any trust established thereunder subject to such Section 412, whether or not waived. No "reportable event", within the meaning of Section 4043 of ERISA, other than a "reportable event" that will not have a Material Adverse Effect, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. Neither the Company nor any ERISA Affiliate of the Company has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of the Company or any Subsidiary or Buyer or any of its ERISA Affiliates after the Effective Time. No condition exists that (i) could constitute grounds for termination by the PBGC of any employee benefit plan that is subject to Title IV of ERISA that is maintained by the Company, any Subsidiary or any of their ERISA Affiliates or
(ii) presents a material risk of complete or partial withdrawal from any multiemployer plan, as defined in Section 3(37) of ERISA, which could result in the Company, any Subsidiary or Buyer or any ERISA Affiliate of any of them incurring a withdrawal liability within the meaning of Section 4201 of ERISA. The assets of the Company and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of the Company or any Subsidiary to make timely installments or other payments required under Code Section 412. If a "complete withdrawal" by the Company and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, none of the Company, any Subsidiary or any of their ERISA Affiliates would incur any material withdrawal liability under Title IV of ERISA.

         (e) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided, or will provide prior to the Effective Time, Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

         (f) The Company has provided, or will provide prior to the Effective Time, Buyer with a list and copies or descriptions of each Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

         (g) Neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code. No condition exists that would prevent the Company or any Subsidiary from amending or terminating any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of the Company or any Subsidiary other than limitations imposed under the terms of a collective bargaining agreement.

         (h) All contributions and payments which have either become due and payable or should be accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, will be discharged and paid or accrued, respectively, on or prior to the Effective Time in accordance with such practices. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

         (i) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

         (j) There has been no failure of a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)). Neither the Company nor any of its Subsidiaries has contributed to a nonconforming group health plan (as defined in Section 5000(c)) and no ERISA Affiliate of the Company or any of its Subsidiaries has incurred a tax under
Section 5000(a) which is or could become a liability of the Company or any of its Subsidiaries.

         (k) No employee or former employee of the Company or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby, either alone or in combination with another event, except as contemplated by this Agreement.

         (l) There are no pending, threatened or anticipated claims by or on behalf of any Employee Plan or Benefit Arrangement, by any employee or beneficiary under any such Employee Plan or Benefit Arrangement, or otherwise involving any such Employee Plan or Benefit Arrangement (other than routine claims for benefits).

         SECTION 3.15. COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries is and has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for matters that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.16. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary who might be entitled to any fee or commission from Buyer or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.17. OTHER INFORMATION. None of the documents or information delivered to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Company and the Subsidiaries delivered to Buyer constitute the Company's best estimate of the information purported to be shown therein and the Company is not aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

         SECTION 3.18. ENVIRONMENTAL MATTERS.

         (a) Definitions. For purposes hereof the following terms have the following meanings:

                  "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

                  "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

         (b)      Except as set forth in the Company 10-K:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company or any Subsidiary, is threatened by any governmental entity or other Person with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) The Company is in compliance with all Environmental Laws and has been and is in compliance with all Environmental Permits, except where any noncompliance or failure to receive Environmental Permits could not reasonably be expected to result in a Material Adverse Effect; and

                  (iii) there are no liabilities of or relating to the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law that have had or may reasonably be expected to have a Material Adverse Effect, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

         (c) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned or leased by the Company or any Subsidiary which has not been delivered to Buyer at least five days prior to the Effective Time.

         (d) For purposes of this Section, the terms "COMPANY" and "SUBSIDIARY" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 3.19. VOTE REQUIRED. The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding Shares.

         SECTION 3.20. ANTI-TAKEOVER PLAN; STATE TAKEOVER STATUTES. Neither the Company nor any Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, scheme, device or arrangement. The Board of Directors of the Company has approved the Merger and this Agreement. Except for Section 203 of Delaware Law, no state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

         SECTION 3.21. MATERIAL CONTRACTS.

         (a) Except as set forth in the Company SEC Filings and Section 3.21 of the Disclosure Letter, neither the Company nor any Subsidiary is a party to or bound by:

                  (i) any lease (whether of real or personal property) providing for annual rentals of $25,000 or more;

                  (ii) any agreement with a term of at least one year for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Company and the Subsidiaries of $50,000 or more or (B) aggregate payments by the Company and the Subsidiaries of $50,000 or more;

                  (iii) any sales, distribution or other similar agreement with a term of at least six months, providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for (A) annual payments to the Company and the Subsidiaries of $100,000 or more and (B) does not by its terms permit the

         Company or any Subsidiary to pass any increase in the costs of such materials, supplies, goods, services, equipment or other assets on to the counterparty thereto;

                  (iv) any partnership, joint venture or other similar agreement or arrangement;

                  (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vi) any agreement relating to asset sale programs, indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                  (vii)  any option, license, franchise or similar agreement;

                  (viii) any agency, dealer, sales representative, marketing or other similar agreement;

                  (ix) any agreement that limits the freedom of the Company or any Subsidiary or any officer or key employee to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Effective Time;

                  (x) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole.

As used herein, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in any Section of the Disclosure Letter or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, and none of the Company, any Subsidiary or, to the knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such agreement, contract, plan, lease, arrangement or commitment have been delivered to Buyer.

         SECTION 3.22. PROPERTIES.

         (a) The Company and the Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance

Sheet Date in the ordinary course of business consistent with past practices. None of such property or assets is subject to any Lien, except:

                  (i)   Liens disclosed on the Balance Sheet;

                  (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

                  (iii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

         (b) There are no developments affecting any such property or assets pending or, to the knowledge of the Company threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets. The Company has delivered or made available to the Buyer complete and correct copies of all leases of real property and material personal property to which it or any of its Subsidiaries is a party. All such leases are valid, subsisting and effective in accordance with their terms and there does not exist thereunder any material default or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder. All physical properties owned or used by Company or any of its Subsidiaries and all equipment necessary for the operation of its businesses are in good operating condition.

         SECTION 3.23. LICENSES AND PERMITS. Section 3.23 of the Disclosure Letter correctly describes each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries together with the name of the government agency or entity issuing such permit. All permits or other similar authorizations (whether material or not) are valid and in full force and effect and neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits. No permits or other similar authorizations (whether material or not) will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         SECTION 3.24. RECEIVABLES. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company and its Subsidiaries as of the Effective Time will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to such business of the Company and its Subsidiaries as of the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other receivables arising out of or relating to the Business as of the Effective Time will be included on the books of the Company in accordance with generally accepted accounting principles applied on a consistent basis.

         SECTION 3.25. LABOR MATTERS. The Company and the Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board. Neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Company of any of its Subsidiaries which could have a Material Adverse Effect.

         SECTION 3.26. REQUIRED AND OTHER CONSENTS.

         (a) Section 3.26(a) of the Disclosure Letter sets forth each agreement, contract or other instrument binding upon the Company or its Affiliates requiring a consent as a result of the execution, delivery and performance of this Agreement, except such consents as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect if not received by the Effective Time (each such consent, a "REQUIRED CONSENT" and together the "REQUIRED CONSENTS").

         (b) Section 3.26(b) of the Disclosure Letter sets forth every other consent (each such consent, an "OTHER CONSENT" and together the "OTHER CONSENTS") under such agreements, contracts or other instruments or such Permits that is necessary or desirable with respect to the execution, delivery and performance of this Agreement.

         SECTION 3.27. INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or are licensed or otherwise have the rights to use, all patents, trademarks, trade names, copyrights, technology, trade secrets, know-how and processes (collectively, "INTELLECTUAL PROPERTY RIGHTS") material to or necessary for the conduct of their respective businesses, as presently conducted. No claims are pending by any person against the Company or any of its Subsidiaries as to the use of any Intellectual Property Rights and, to the Company's best knowledge, the use by the Company or any of its Subsidiaries of all Intellectual Property Rights does not infringe on the rights of any person. To the Company's best knowledge, no third person is infringing on the Intellectual Property Rights of the Company or any of its Subsidiaries.

         SECTION 3.28. INSURANCE. The Company maintains, and has maintained, without interruption, during the past three years, policies or binders of insurance covering such risks, and events, including personal injury, property damage and general liability, in amounts the Company reasonably believes adequate for its business and operations.

         SECTION 3.29. RELATED PARTY TRANSACTIONS. Except as described in the Company's reports filed with the SEC, there have been no transactions between the Company and any officer, director or 10% stockholder which have involved an amount in excess of $60,000 ("Related Party Transaction").

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company that:

         SECTION 4.01. EXISTENCE AND POWER. Buyer is a limited partnership duly organized, and Merger Subsidiary is a corporation duly incorporated, under the laws of the State of Delaware, and each is validly existing and in good standing under the laws of the State of Delaware and has all necessary powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

         SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within each of Buyer's and Merger Subsidiary's respective powers and have been duly authorized by all necessary action (including all necessary action of their respective partners and stockholders). This Agreement has been duly and validly executed and delivered by Buyer and Merger Subsidiary, and assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Buyer and Merger Subsidiary, enforceable against Buyer and Merger Subsidiary in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of creditors' rights and subject to general principles of equity.

         SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law, (b) compliance with any applicable requirements of the HSR Act and (c) compliance with any applicable requirements of the Exchange Act.

         SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of limited partnership or partnership agreement or certificate of incorporation or bylaws of Buyer or Merger Subsidiary, respectively, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of law, regulation, judgment, order or decree binding upon Buyer or Merger Subsidiary, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or Merger Subsidiary or to a loss of any benefit to which Buyer or Merger Subsidiary is entitled under any agreement, contract or other instrument binding upon Buyer or Merger Subsidiary, except, in the case of clause (b) and (c), for such matters as would not materially adversely affect the ability of Buyer and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         SECTION 4.05. DISCLOSURE DOCUMENTS. The information with respect to Buyer and its subsidiaries that Buyer furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Information Statement at the time the Company Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and (ii) in the case of any Company Disclosure Document other than the Company Information Statement, at the time of the filing thereof and at the time of any distribution thereof.

         SECTION 4.06. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01. CONDUCT OF THE COMPANY. From the date hereof until the Effective Time, the Company and the Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, the Company shall:

         (a) carry on its business in, and only in, the ordinary course of business in the same manner as heretofore and, to the extend consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its goodwill and its relationships with customers, suppliers and others having business dealings with it;

         (b) consistent with prior practice, maintain all of its structures, equipment and other tangible personal property in good repair, order and condition, except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty;

         (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

         (d) perform in all respects all of its obligations under agreements, contracts and instruments relating to or affecting its properties, assets and business, except to the extent that the failure to do so in any instance or in the aggregate would not have a Material Adverse Effect;

         (e) continue to collect amounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts except in the ordinary course of business consistent with prior practice;

         (f) maintain its books of accounts and records in the usual, regular and ordinary manner consistent with past practice and not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by GAAP or by applicable tax laws;

         (g) comply in all respects with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business, except to the extent that the failure to do so in any instance or in the aggregate would not have a Material Adverse Effect;

         (h) not amend its Certificate of Incorporation or By-Laws;

         (i) not materially increase the annual level of compensation of any of its employees, increase the annual level of compensation payable or to become payable by it to any of its executive officers, or grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than to non-executive employees in the ordinary course of business consistent with past practice;

         (j) except in the ordinary course, consistent with past practice, not enter into, assume or amend in any respect any agreement, contract or commitment of the character referred to in Section 3.21;

         (k) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

         (l) not acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of its material properties or assets, except for fair consideration in the ordinary course of business consistent with prior practice, which includes sales of real property pursuant to contracts described in Section 3.21 of the Disclosure Letter;

         (m) not purchase for cash and cancel any options outstanding under Company stock option plans or otherwise amend such plans;

         (n) promptly advise Buyer in writing of any materially adverse change in the financial condition, operations or business of Company or any of its Subsidiaries;

         (o) not declare or pay dividends (cash or otherwise) or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of its outstanding capital shares;

         (p) not affect any recapitalization or any split or other reclassification of shares;

         (q) not authorize the creation or issuance of or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any of its capital shares or any securities or obligations convertible into or exchangeable for, any of its capital shares (other than pursuant to stock options or warrants heretofore outstanding);

         (r) not create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money, other than indebtedness incurred in the ordinary course of business consistent with past practice under agreements existing on the date hereof and identified in writing to Buyer;

         (s) not subject any of its properties or assets (whether tangible or intangible) to any encumbrance, other than in the ordinary course of business;

         (t) not engage in any Related Party Transaction;

         (u) not enter into any agreement or understanding to do or engage in any of the foregoing;

         (v) not, and shall not permit any Subsidiary to, make any material tax election or settle or compromise any material contested tax liability (whether with respect to amount or timing), in each case without the prior written consent of Buyer which consent shall not be unreasonably withheld; and

         (w) not, and shall not permit any Subsidiary to, (i) take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         SECTION 5.02. COMPANY INFORMATION STATEMENT. As promptly as practicable following the date hereof, the Company (a) will prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Information Statement and all other related materials, if any, (b) include in any Company Information Statement the determination of the Board of Directors to the effect that the Board of Directors, having determined that each of them, by virtue of his service on the Board of Directors of Acceptance Insurance Companies, has a conflict of interest that will prevent him from passing on the fairness of this Agreement and the transactions contemplated hereby and (c) will otherwise comply with all legal requirements applicable to such action. Buyer, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Company Information Statement, and the Company shall notify Buyer of the receipt of any comments of the SEC with respect to the Company Information Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall provide to Buyer promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Buyer and its counsel the opportunity to review the Company Information Statement prior to its being filed with the SEC and shall give Buyer and its counsel the opportunity to review all amendments and supplements to the Company Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time any event or circumstance relating to any party hereto, or their respective officers or directors, any party hereto, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Company Information Statement, such party shall promptly inform the Company and Buyer thereof and take appropriate action in respect thereof.

         SECTION 5.03. ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Buyer hereunder.

         SECTION 5.04. OTHER OFFERS. From the date hereof until the termination hereof, the Company and the Subsidiaries and the officers, directors, employees or other agents of the Company and the Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate, facilitate or encourage any Acquisition Proposal (as defined below), (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any Subsidiary or afford access to the properties, books or records of the Company or any Subsidiary to, any Person that may be considering making, or has made, an Acquisition Proposal or (iii) enter into any agreement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or the other transactions contemplated hereby. The Company will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the relevant Acquisition Proposal and set forth the material terms thereof) Buyer after receipt of any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause the Subsidiaries and the Company's directors, officers, employees, financial advisors and other agents and representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

         SECTION 5.05. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Buyer in writing of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement; and

         (d) the occurrence of any event which will or may result in the failure to satisfy, the conditions specified in Article 8.

         SECTION 5.06. STATE TAKEOVER LAWS. The Company shall, upon the request of Buyer or Merger Subsidiary, take all reasonable steps to assist in any challenge by Buyer or Merger Subsidiary in respect of the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.

         SECTION 5.07. RESIGNATIONS. At or prior to the Effective Time, the Company will deliver to Buyer the resignations of David Treadwell from all positions held with the Company and of all of the other directors of the Company.

                                    ARTICLE 6
                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.01. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement, Buyer will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or the rules of the Nasdaq Stock Market, all confidential documents and information concerning the Company and the Subsidiaries furnished to Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, any stockholder lists furnished by the Company, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Buyer, (b) in the public domain through no fault of Buyer, (c) later lawfully acquired by Buyer from sources other than the Company or (d) developed independently by Buyer; provided that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated (a) Buyer will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Company in connection with this Agreement that are subject to such confidence and (b) for a period of one year after the date hereof, Buyer will not solicit the employment of any management or sales employee of the Company.

         SECTION 6.02. OBLIGATIONS OF MERGER SUBSIDIARY. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                    ARTICLE 7
                       COVENANTS OF BUYER AND THE COMPANY

         The parties hereto agree that:

         SECTION 7.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         SECTION 7.02. CERTAIN FILINGS. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.03. PUBLIC ANNOUNCEMENTS. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

         SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with Delaware Law and the Company's Certificate of Incorporation;

         (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

         (c) no provision of any applicable United States federal or state statute, rule or regulation and no judgment, preliminary or permanent injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of Buyer to exercise full rights of ownership of the Company's assets or business; and

         (d) all actions by or in respect of or filings with any governmental body, agency, official, or authority or any other third party required or necessary to permit the consummation of the Merger shall have been obtained.

         SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF BUYER AND MERGER SUBSIDIARY. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a)      (i)   the Company shall have performed in all material
         respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time,

                  (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true in all material respects at and as of the Effective Time as if made at and as of such time and

                  (iii) Buyer shall have received a certificate signed by the Chairman of the Company to the foregoing effect;

         (b) there shall not be instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other Person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (ii) seeking to restrain or prohibit Buyer's ownership or operation (or that of its Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Buyer and its Affiliates, taken as a whole, or to compel Buyer or any of its Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Buyer and its

Affiliates, taken as a whole or (iii) that otherwise is likely to materially adversely affect the Company and its Subsidiaries, taken as a whole, or Buyer and its Affiliates, taken as a whole;

         (c) there shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the Merger, that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (b) above;

         (d) The Company shall have received all Required Consents in form and substance reasonably satisfactory to Buyer;

         (e) Buyer shall have received the resignation of the officers and directors of the Company as contemplated by Section 5.07;

         (f) Buyer shall have received all documents it may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company for this Agreement, all in form and substance satisfactory to Buyer;

         (g) Buyer shall have received the opinion of counsel to the Company relating to the due organization of the Company, its good standing in Delaware and Florida, the due authorization, execution and enforceability of this Agreement, and the fact that, to the present knowledge of such counsel after inquiry of the officers of the Company, but without any other independent investigation, the representations set forth in Section 3.04 hereof are true;

         (h) At any time after the date of this Agreement, there shall not have occurred any event or series of events having a Material Adverse Effect; and

         (i) Holders of more than 15% of the outstanding Shares shall not have delivered to the Company, within 20 days after the date on which the Company Information Statement is mailed to the stockholders of the Company, written notice of their intent to seek, or demand for, appraisal of their shares under
Section 262 of the Delaware General Corporation Law.

         SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) Buyer and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time,

                  (ii) the representations and warranties of Buyer and Merger Subsidiary contained in this Agreement and any certificate or other writing delivered by Buyer or Merger Subsidiary pursuant hereto, disregarding all qualifications contained therein relating to materiality or material adverse effect, shall be true in all material respects at and as of the Effective Time as if made at and as of such time and

                  (iii) the Company shall have received a certificate signed by the President of Buyer and an equivalent officer of Merger Subsidiary to the foregoing effect; and

         (b) The Company shall have received all documents it may reasonably request relating to the existence of Buyer or Merger Subsidiary and the authority of Buyer or Merger Subsidiary for this Agreement, all in form and substance satisfactory to the Company.

                                    ARTICLE 9
                                   TERMINATION

         SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

         (a) by mutual written consent of the Company and Buyer;

         (b) by either the Company or Buyer, if (i) the other party hereto commits a material breach of this Agreement which is not cured within 10 days after notice thereof is given to the breaching party or (ii) the Merger has not been consummated by April 20, 1998 (the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time, and provided further that in the event that the Securities and Exchange Commission (the "Commission") reviews the Company Information Statement, the Termination Date shall be extended by a number of days equal to the number of days between the date that the Commission informs the Company that it intends to review the Company Information Statement and the date on which the Commission informs the Company that it has no further comments on the Company Information Statement; or

         (c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable. The party desiring to terminate this Agreement pursuant to clauses 9.01(b) or 9.01(c) shall give written notice of such termination to the other party in accordance with Section 10.01.

         SECTION 9.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 6.01, 9.03, 10.01, 10.02, 10.04, 10.05, 10.06, 10.07,
10.08, 10.10 and 10.11 shall survive the termination hereof.

         SECTION 9.03. PAYMENT OF BREAKUP FEES AND EXPENSES UPON TERMINATION.

         (a) If this Agreement is terminated by the Company pursuant to Section 9.01(b) due to the material breach hereof by Buyer, Buyer shall promptly pay to the Company as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by the Company, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, this Agreement and all of the transactions contemplated herein. The deposit of $500,000 held by Shumaker, Loop & Kendrick, LLP, as escrow agent, shall be paid to the Company by the escrow agent as a portion of such fee.

         (b) If this Agreement is terminated by the Buyer pursuant to Section 9.01(b) due to the material breach hereof by the Company, the Company shall promptly pay to Buyer as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by Buyer, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, this Agreement and all of the transactions contemplated herein.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,


         if to Buyer or Merger Subsidiary, to:  c/o Pembroke Companies, Inc.
                                                1325 Avenue of the Americas, Suite 1200
                                                New York, New York
                                                Attention:  Lawrence J. Cohen
                                                Telecopy: 212/399-9199

         with a copy to:                        Blackacre Capital Group
                                                450 Park Avenue, 28th Floor
                                                New York, New York  10022
                                                Attention:  Ronald J. Kravit
                                                Telecopy: 212/750-5305

         and                                    Skadden, Arps, Slate, Meagher & Flom, LLP
                                                919 Third Avenue
                                                New York, NY  10022-3897
                                                Attention: Patrick J. Foye
                                                Telecopy: (212) 735-2000


         if to the Company, to:                 Major Realty Corporation
                                                5728 Major Blvd.
                                                Orlando, Florida
                                                Attention: David L. Treadwell, Chairman
                                                Telecopy: (407) 345-0439

         with a copy to:                        Shumaker, Loop & Kendrick, LLP
                                                Barnett Plaza - Suite 2800
                                                101 East Kennedy Boulevard
                                                Tampa, Florida 33602
                                                Attention: Gregory C. Yadley
                                                Telecopy No.: (813) 229-1660



or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         SECTION 10.02. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the Company, Buyer and Merger Subsidiary contained herein or in any certificate or other writing delivered pursuant hereto shall survive the Effective Time.

         SECTION 10.03. AMENDMENTS; NO WAIVERS.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver shall, without the further approval of the stockholders of the Company, alter or change (i) the amount or kind of consideration to be received in exchange for any Shares, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement, if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.04. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 10.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 10.06. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to the conflict of law provisions of such State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

         SECTION 10.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.08. COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 10.09. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  [Remainder of page intentionally left blank.
                          Next page is signature page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        "BUYER"

                                        PBD HOLDINGS, L.P.

                                        By:  PBD Holdings, Inc., General Partner



                                        By:/s/ Lawrence J. Cohen
                                           -------------------------------------
                                        Name:  Lawrence J. Cohen
                                        Title:



                                        "MERGER SUBSIDIARY"

                                        PEMBROKE ACQUISITION, INC.



                                        By:/s/ Lawrence J. Cohen
                                           -------------------------------------
                                        Name:  Lawrence J. Cohen
                                        Title:


                                        MAJOR REALTY CORPORATION



                                        By:/s/ David L. Treadwell
                                           -------------------------------------
                                               David L. Treadwell, Chairman

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 to that certain AGREEMENT AND PLAN OF MERGER dated as of March 4, 1998 (the "Merger Agreement"), among Major Realty Corporation, a Delaware corporation (the "Company"), PBD Holdings, L.P., a Delaware limited partnership ("BUYER"), and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY") is made and entered into as of this 26th day of March, 1998, by and among the Company, Buyer and Merger Subsidiary.

         WHEREAS, the Company, Buyer and the Merger Subsidiary have entered into the Merger Agreement and now mutually desire to amend certain provisions thereof in order to accomplish the purposes thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                 1. Section 9.01 of the Merger Agreement is hereby amended by changing the Termination Date of April 20, 1998 set forth in subparagraph (b)(ii) thereof to May 15, 1998.

                 2. Except as otherwise provided herein, the Agreement shall remain in full force and effect.

                 3. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 4. This Amendment No. 1 shall become effective upon execution by all of the parties hereto, and thereafter any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

                  [Remainder of page intentionally left blank.
                         Next page is signature page.]

                          IN WITNESS WHEREOF, each of the corporate parties
hereto have caused this Amendment to the Agreement to be executed by their respective duly authorized officer or officers as of the day and year first above written.


                                        "BUYER"

                                        PBD HOLDINGS, L.P.

                                        By:  PBD Holdings, Inc., General Partner



                                        By:     /s/ Lawrence J. Cohen
                                           ----------------------------------
                                        Name:   Lawrence J. Cohen
                                        Title:  President



                                        "MERGER SUBSIDIARY"

                                        PEMBROKE ACQUISITION, INC.



                                        By:     /s/ Lawrence J. Cohen
                                           ----------------------------------
                                        Name:   Lawrence J. Cohen
                                        Title:  President



                                        MAJOR REALTY CORPORATION


                                        By:     /s/ David L. Treadwell
                                           ----------------------------------
                                             David L. Treadwell, Chairman

                                                                         ANNEX B

            Title 8 Delaware General Corporation Law Section (1997)

Section 262. Appraisal rights

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258,
         263 and 264 of this title to accept for such stock anything except:

                          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                          c.      Cash in lieu of fractional shares or
                 fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)     Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

         [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the Fiscal Year Ended December 31, 1997

                                       OR

         [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Commission File Number 0-1748

                            MAJOR REALTY CORPORATION
                 (Name of Small Business Issuer in Its Charter)

            DELAWARE                                                  59-0898509
 (State or other jurisdiction of                                (I.R.S. Employer
  incorporation or organization)                             Identification No.)

5728 MAJOR BOULEVARD, SUITE 306, ORLANDO, FLORIDA                          32819
(Address of principal executive offices)                              (Zip Code)

        Registrant's Telephone Number, Including Area Code: 407/351-1111

         Securities registered under Section 12(b) of the Exchange Act:
                                      NONE

         Securities registered under Section 12(g) of the Exchange Act:
                     COMMON STOCK, $0.01 PAR VALUE PER SHARE

         Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO
                                                                       ---   ---

         Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B contained in this Form and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ X ]

         The Issuer's revenues for its most recent fiscal year, ended December 31, 1997, were $1,291,000.00.

         The aggregate market value of the voting stock held by non-affiliates of the Registrant (3,432,267 shares) on March 17, 1998, was $4,084,398. The aggregate market value was computed by reference to the closing price per share on the Nasdaq SmallCap Market on that date.

         The number of shares of Common Stock, par value $.01 per share, of the Registrant outstanding as of March 17, 1998, was 6,893,378.

                     [This page left blank intentionally]

                            MAJOR REALTY CORPORATION
                             INDEX TO ANNUAL REPORT
                                 ON FORM 10-KSB


Part I                                                                           Page
     Item 1. -  Description of Business.........................................   4
     Item 2. -  Description of Property.........................................  13
     Item 3. -  Legal Proceedings...............................................  14
     Item 4. -  Submission of Matters to a Vote of Security Holders.............  15

Part II

     Item 5. -  Market for Common Equity and Related Stockholder Matters........  15
     Item 6. -  Management's Discussion and Analysis of Financial Condition
                and Results of Operations.......................................  15
     Item 7. -  Financial Statements............................................  19
     Item 8. -  Changes in and Disagreements with Accountants on
                Accounting and Financial Disclosure.............................  40

Part III

     Item 9. -  Directors, Executive Officers; Promoters and Control Persons;
                Compliance with Section 16(a) of the Exchange Act...............  40
     Item 10.-  Executive Compensation..........................................  41
     Item 11.-  Security Ownership of Certain Beneficial Owners and Management..  44
     Item 12.-  Certain Relationships and Related Transactions..................  47

Part IV

     Item 13.-  Exhibits and Reports on Form 8-K................................  49

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS.

INTRODUCTION

         Major Realty Corporation (together with its subsidiaries referred to herein as "Major Realty" or the "Company") is a Delaware corporation qualified to do business in the State of Florida. At December 31, 1997, the Company owned approximately 161 gross acres of real property in the City of Orlando, Florida, in an area known as "Florida Center," a 2,700 acre planned community which contains the Universal Studios Florida studio complex and tourist attraction and is located close to downtown Orlando and such attractions as Walt Disney World's Magic Kingdom, Epcot Center and Sea World.

         The Company's properties, the majority of which were acquired prior to 1969, are located in areas where extensive development activity has been occurring, and, for the most part, are believed to provide desirable locations for the development of residential, commercial or tourist attraction projects.

         The Company, historically, has attempted to realize the value in its properties through a combination of land sales, joint ventures, land leases and other transactions. However, the combination of adverse market conditions, equity requirements for development projects and the Company's financial status made transactions other than land sales difficult to accomplish. Due both to financial need and the ability to achieve value by property sales rather than development activity, the Company's primary source of revenues during the past three fiscal years has been the sale of land.

         In October 1995, the Company announced that its Board of Directors had determined that it was in the best interests of the stockholders to seek a merger partner or otherwise seek a transaction for the sale of the Company. Capital constraints limiting the feasibility of independently developing the Company's existing properties were cited as a primary factor in the Board's decision to seek a merger or sale transaction. On February 11, 1998, the Company signed an Agreement in Principle with Pembroke Acquisition, Inc. concerning a proposed acquisition of the Company. On March 5, the Company entered into an agreement and plan of merger with PBD Holdings, L.P., an affiliate of Pembroke Companies, Inc. and Blackacre Capital Group, L.P., pursuant to which a subsidiary of PBD Holdings will be merged into the Company, and all of the outstanding shares of common stock of the Company ("Common Stock") will be converted into the right to receive $1.25 per share in cash (the "Merger Transaction"). The Merger Transaction has been approved by stockholders holding a majority of the outstanding shares of Common Stock, and the Company is currently preparing an Information Statement to be distributed in early April 1998 to all stockholders describing their rights with respect to the Merger Transaction. See "Recent Developments."

         The Company was incorporated in Delaware in 1959. Its principal executive offices are located at 5728 Major Boulevard, Suite 306, Orlando, Florida 32819, and its telephone number is (407) 351-1111. The Company's Common Stock is traded on the Nasdaq SmallCap Market.

SALE AND DISPOSITION OF CERTAIN PROPERTY

         During the three year period ended December 31, 1997, the Company sold a number of parcels of real property, as described below. All of the Company's property is secured by a mortgage in favor of its lender which contains partial paydown and release provisions. Accordingly, a portion of the proceeds from each of these land sales was used to retire debt and the remainder was used or available for general operations and working capital purposes.

Recent Land Transactions:

         In March 1998, the Company signed a contract for the sale of 42.03 acres gross (15 acres net) of multi-family land located on Conroy Road in Orlando, Florida for $1,500,000. The buyer made a $10,000 deposit and has a 90-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $90,000 deposit will be required and the closing would occur in September 1998.

         In March 1998, the Company signed a contract for the sale of 6.36 acres of commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando, Florida for $4,770,000. The buyer has made a $50,000 deposit and has a 60-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $50,000 deposit will be required and the closing would occur in August 1998.

         In February 1998, the Company signed a contract for the sale of 1.74 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida for $665,000. The buyer has made a $10,000 deposit and has a 60-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $40,000 deposit will be required and the closing would occur in July 1998.

         In February 1998, the Company signed a contract for the sale of 55 acres gross (16.42 acres net) of multi-family land in the southwestern sector of Orlando, Florida for $2,040,000. The buyer has made a $10,000 deposit and has a 90-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $90,000 deposit will be required and the closing would occur in August 1998.

         In February 1998, the Company signed a contract for the sale of 2.63 acres of commercial land located on the northeast corner of Republic Drive and Carrier Drive located in Orlando, Florida for $750,000. The buyer has made a $10,000 deposit and has a 60-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $40,000 deposit will be required and the closing would occur in July 1998.

         In January 1998, the Company signed a contract for the sale of 3 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida for $1,200,000. The buyer has made a $10,000 deposit and has a 90-day no risk inspection period to look at the property to determine if it wishes to proceed with the contract. If the buyer proceeds with the contract, an additional $50,000 deposit will be required and the closing would occur in September 1998.

Land Transactions During 1997

         In November 1997, the Company signed a contract for $700,000, for 2 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 60-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During January, 1998, the Buyer made an additional $50,000 deposit and the inspection period was extended until February 5, 1998. The full $60,000 deposit is now non-refundable. On February 5, 1998 the contract was amended to reduce the sales price to $675,000. Closing is scheduled for May 1998.

          In November 1997, the Company signed a contract for $800,000, for 3 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 45-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During December, 1997, the Buyer made an additional $20,000 deposit. The full $30,000 deposit became non-refundable at that time. Closing is scheduled for April 1998.

          In November 1997, the Company signed a contract for $700,000, for 2 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 45-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During December, 1997, the Buyer made an additional $50,000 deposit. The full $60,000 deposit became non-refundable at that time. Closing is scheduled for April 1998.

         In October 1997, the Company signed a contract for $700,000, for 1.75 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 60-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. In December, 1997, the Buyer notified the Company of its wish to terminate the contract. The deposit was refunded to the Buyer.

         In May 1997, the Company signed a contract for $850,000 for the sale of
10.09 acres of multi-family land located on Cason Cove Drive in Orlando, Florida. The sale closed in August 1997. The sale price was paid in cash at closing.

Land Transactions During 1996

         In September 1996, the Company signed two contracts for the sale of multi-family land in the southwestern sector of Orlando, Florida. One contract was for approximately 55 acres gross (17 acres net) in the amount of $1,800,000. The other contract was for approximately 43 acres gross (15 acres net) in the amount of $1,350,000. The buyer placed a $10,000 deposit on each parcel and had a 60 day inspection period during which it could cancel one or both of the contracts. On November 13, 1996, the Company received notice from the buyer that it was canceling the contracts. The deposits were refunded to the buyer.

         In August 1996, the Company signed a contract for approximately $1,050,000, for the sale of approximately 2.5 acres of commercial property located on the west side of Major Boulevard in Orlando, Florida. The buyer made a $40,000 deposit and had a 90 day inspection period to determine if it wished to proceed with the contract. On October 15, 1996, the Company received notice from the buyer that it was canceling the contract. The deposit was refunded to the buyer.

         In February 1996, the Company signed a contract for approximately $411,000 for approximately 2.34 acres of commercial property located at the northwest corner of the intersection of Conroy Road and Vineland Road in Orlando, Florida. The sale closed in September 1996. The sales price was paid in cash at closing.

Land Transactions During 1995

         In September 1995, the Company sold 1.06 acres of vacant commercial land located at the southeast corner of Vineland Road and Major Boulevard, Orlando, Florida, to Orlando Foods, Ltd. for the construction of a Wendy's fast food restaurant for $350,000. The sales price was paid in cash at closing.

         In September 1995, the Company sold 1.38 acres of vacant commercial land located at the northwest corner of the intersection of Conroy Road and Vineland Road in Orlando, Florida for $750,000 to San Alto Construction for the construction of a 7-11 convenience store. The sales price was paid in cash at closing.

         In September 1995, the Company sold 10.36 acres of vacant commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando, Florida to Cracker Barrel Old Country Store, Inc. ("Cracker Barrel") for $6,280,000. The Company received $2,700,000 in cash at closing plus a $3,580,000 non-interest bearing promissory note, secured by a mortgage on the property, which was due in two equal payments, one in April 1996 and the other in April 1997. On March 27, 1996, Cracker Barrel formally notified the Company of its intent to default on the note and reconvey the property to the Company. Consequently, the Company recorded the sale of only 4.0 acres of land for $2,700,000 in 1995 and included the remaining 6.36 acres of land subject to the sale as "Land held for sale or development" at December 31, 1995.

         In August 1995, the Company sold 12.95 acres of vacant land located at the northeast corner of Cason Cove Road and Mission Road in Orlando, Florida for $1,000,000 to National HealthCare, L.P. The sales price was paid in cash at closing.

         In May 1995, the Company sold 6.12 acres of vacant land at the northwest intersection of Major Boulevard and Vineland Road in Orlando, Florida to Bara Vineland, Inc. for $2,010,000. The Company received a deposit of $50,000 and an additional $650,000 at closing. The balance of the purchase price, $1,310,000, was represented by a promissory note originally due in May 1996. The note was satisfied at a discount on October 18, 1995 for $1,234,000.

PROPERTY DESCRIPTIONS

         All of the Company's properties are located in Orlando, Florida, in the area known as Florida Center. The summaries below describing the Company's properties are categorized based upon the location and current zoning or use of the properties.

         The following table sets forth information with respect to the real property in Florida Center owned by the Company as of December 31, 1997:


                                                           Land Zoning or Use (in acres)
                                                           -----------------------------
                                                          Multi-family             Lakes and
                                         Commercial        Residential            Conservation        Total
                                         ----------       ------------            ------------        -----
Held primarily for development              38.2                32                   70.2             140.4
or sale

Property leased to third parties*            -0-                20.3                  -0-              20.3
                                        --------------------------------------------------------------------

                                            38.2                52.3                 70.2             160.7

*        See "Item 1. Description of Business -- Property Descriptions - 4.
         Turkey Lake/Windhover Area" for a description of the terms of the lease.

         Florida Center is a 2,700 acre planned community located within the city limits of Orlando in the southwest quadrant around the intersection of the Florida Turnpike and Interstate 4. It lies approximately seven miles south of downtown Orlando, seven miles north of the Walt Disney World complex and seven miles west of the Orlando International Airport.

         There has been a significant amount of development on properties owned by others within Florida Center, beginning as early as 1969. Currently, the developed properties within the original 2,700 acres known as Florida Center include hotels and motels, light industrial and office projects, apartment and condominium buildings, restaurants and retail shopping, a championship golf course, and major tourist attractions, including Universal Studios Florida and Wet `n Wild.

         Universal Studios Florida, located in the heart of Florida Center, contains a full scale operating motion picture and television studio and an entertainment-theme park attraction. The facility employs over 6,400 people during peak periods and is designed to accommodate over six million visitors a year. Universal Studios opened in October 1988, and the theme park attraction opened in June 1990. Universal Studios Florida is undergoing a major expansion phase, with a new nighttime entertainment district, CityWalk, scheduled to open later in 1998, and a new theme park, Islands of Adventure, scheduled to open in 1999. Both CityWalk and Islands of Adventure are adjacent to Universal Studios Florida

         1.       CORE AREA COMMERCIAL

         The core area of Florida Center (the "Core Area") is bordered by the Florida Turnpike, Interstate 4 and Kirkman Road, all of which thoroughfares provide easy access to and from the Company's properties in this area. The Core Area is located directly across Kirkman Road from the Kirkman Road entrance to Universal Studios Florida. Existing developments in the Core Area on property owned by others include the Mystery Funhouse, a number of hotels, office buildings and other support facilities. In the Core Area, the Company owns 25 vacant acres in various platted parcels.

         All roads and utilities are in place on the Core Area properties. These properties are zoned to permit high density development of hotels, office buildings, commercial retail and tourist attraction facilities.

         2.       REPUBLIC DRIVE AREA

         In the Republic Drive Area of Florida Center, the Company owns a vacant
7.6 acre parcel platted for commercial use. The Florida Department of Environmental Protection ("DEP") and the U.S. Army Corps of Engineers made a determination that the entire parcel is environmentally sensitive and within its jurisdiction and, accordingly, could not be developed in its present state without offsite mitigation. The Company has obtained permits from the DEP, the U.S. Army Corps of Engineers and the South Florida Water Management District to develop approximately 2.6 acres of the site. In accordance with the requirements of the permits for off-site mitigation, the Company acquired approximately 27 acres of off-site wetlands in February 1995, which will be deeded to an appropriate governmental agency.

         The Republic Drive area is located approximately two miles north of the 1,500,000 square foot Orange County Convention Center, Sea World Orlando and the Harcourt Brace Jovanovich, Inc. corporate complex. Already developed by others in this area are a large number of hotels and motels, restaurants, retail and gift shops, tourist attractions, banks and other service facilities. Also in this area, close to the Company's property, are a Martin-Marietta facility and several office/warehouse facilities.

         3.       THE LAKES AND CYPRESS CREEK AREA

         The Company owns two tracts of vacant land in the Lakes and Cypress Creek area north of the Florida Turnpike and west of Interstate 4.

         The first tract of land, referred to as the "Lakes" property, currently contains 25.5 acres, which acreage is platted into a 10.5 acre commercial lot and 15 acres for multi-family residential use. An additional 95.2 acres represent existing conservation and lake areas. All roads and utilities are in place.

         The second tract contains 55.4 acres, approximately 17.0 of which may be developed, and lies between Cypress Creek Golf Course, a championship golf course, and Florida's Turnpike and is near a number of condominium and apartment complexes.

         4.       TURKEY LAKE/WINDHOVER AREA

         The Company owns 20.3 acres within the Turkey Lake/Windhover area, which is located west of Kirkman Road and south of the Florida Turnpike. The land is leased, pursuant to a ground lease (the "Ground Lease") entered into in June 1983, to the Kirkman-Oxford Associates Limited Partnership ("Kirkman-Oxford"), which has developed on the property a 272-unit apartment complex known as West Winds.

         The Ground Lease had an initial lease term of 12 years, and, thereafter, the Ground Lease is automatically renewed for successive six month periods, unless the lessee gives a 30-day notice of termination to the Company. The maximum lease term, including all extensions, may not extend beyond June 2003. The base rent payable under the Ground Lease is $130,560 per year.

         If the apartment complex is sold by the lessee, the Company is required by the terms of the Ground Lease to sell the property subject to the ground lease for a price which provides (i) a guaranteed minimum payment of approximately $1 million, and (ii) a 9% equity participation in the amount by which the proceeds from the sale exceeds approximately $12 million. The lessee also has an option to purchase the property from the Company at any time at a price to be negotiated based upon independent real estate appraisals.

         The Company's fee interest in the property that is the subject of the Ground Lease is subordinated to a mortgage with an original principal amount of $7,700,000 in favor of Cardinal Federal Savings Bank.

ENVIRONMENTAL AND OTHER REGULATION

         All real estate development in Florida is subject to extensive governmental regulation, with increasing emphasis on regulation relating to environmental considerations. It is likely that increasingly stringent requirements will be imposed on real estate developers in the future. The costs of such increased environmental regulation may materially add to the cost of the Company's operations. However, such additional costs, if any, should not apply more stringently to the Company's properties and operations than to the properties and operations of others engaged in similar activities in the areas in which properties of the Company are located. To the best of management's knowledge, the Company has complied with all governmental and environmental regulations material to its business.

         In 1985, the State of Florida enacted the Growth Management Act which requires that all local governments adopt regulations to ensure that public facilities are available to serve new development when that development occurs. Roadway capacity is normally the most critical element of the Growth Management Plan. The City of Orlando Growth Management Plan and Concurrency Management System became effective on January 1, 1992. The Company negotiated a settlement agreement with the City of Orlando on April 15, 1993, resolving certain disputed issues regarding the Company's vested rights and providing for the allocation of a specified transportation capacity to the Company. Management believes that, under the terms of the settlement agreement, the Company, or any purchaser of any of the Company's Florida Center properties, will have the right to develop such properties, generally without concern for roadway capacity.

EMPLOYEES AND ADVISORS

         The Company's management is provided by David L. Treadwell, Chairman of the Board and Chief Executive Officer, pursuant to an employee lease agreement with Prechter Holdings, Inc., Mr. Treadwell's employer. See "Item 10. Executive Compensation."

         Gary E. Jahraus served as Vice President of the Company until April 1, 1994, at which time he entered into a one year agreement for the performance of consulting services to the Company. Under the consulting agreement, Mr. Jahraus is paid a monthly fee of $5,000 and will earn a success fee of .5% with respect to transactions consummated during the term of the consulting agreement and transactions contracted for which are closed within a specified period of time after termination of the consulting agreement with a minimum success fee of $5,000 per transaction. Mr. Jahraus has the use of the Company's offices but pays for expenses directly related to his outside business activities. The consulting services agreement with Mr. Jahraus has been renewed through December 31, 1998.

         The Company has two additional employees.

COMPETITION

         The real estate operations of the Company, including the value of its real estate holdings, may be affected by many factors over which the Company has limited control, among them, changes in general and local economic conditions, interest rate levels, availability and terms of financing, changes in tax laws and fluctuations in development and operating costs. The Company conducts its real estate operations in the active and highly competitive Florida real estate market, where it competes with many other owners of commercial property suitable for development in seeking to attract investors for real estate investment and development opportunities. This competition is primarily based on property location and permitted uses.

         The development and construction of properties are subject to various risks, including, among others, the continued availability of suitable undeveloped land at reasonable prices, adverse local and national real estate market conditions, changing environmental and other governmental regulations, the level of real estate taxes, the cost of materials and labor, and the availability of construction and long-term financing.

         The development of real estate is subject to extensive governmental regulations, including those relating to zoning, environmental, water, sewage and other similar matters. Such governmental regulations should not have a materially different impact on the properties or operations of the Company than on those of its competitors. Real estate business operations are subject to competition from similar types of properties operated or located in the general vicinity.

RECENT DEVELOPMENTS

                  On February 11, 1998, the Company signed an Agreement in Principle with Pembroke Acquisition, Inc. concerning a proposed acquisition of the Company. On March 5, the Company entered into an agreement and plan of merger with PBD Holdings, L.P., an affiliate of Pembroke Companies, Inc. and Blackacre Capital Group, L.P., pursuant to which a subsidiary of PBD Holdings will be merged into Major, and all of the outstanding shares of Common Stock will be converted into the right to receive $1.25 per share in cash (the "Merger Transaction"). The Merger Transaction has been approved by stockholders holding a majority of the outstanding shares of Common Stock, and the Company is currently preparing an Information Statement to be distributed in early April 1998 to all stockholders describing their rights with respect to the Merger Transaction.

         The following is a summary of the other material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text thereof, which is filed as an Exhibit to this

Report. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

         Conditions to Each Party's Obligation to Effect the Merger. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Merger becoming effective (the "Effective Time") of the following conditions: (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of Holdings to exercise full rights of ownership of the Company's assets or business; and (ii) the performance by the parties in all material respects of their respective obligations under the Merger Agreement prior to the Effective Time and the truth in all material respects of the parties' representations and warranties at the Effective Time.

         In addition, the obligations of Holdings and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the further following conditions: (i) no action or proceeding shall have been instituted by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (a) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger,
(b) seeking to restrain or prohibit Holding's ownership or operation (or that of its affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole, or to compel Holdings or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of Holdings and its affiliates, taken as a whole or (c) that otherwise is likely to materially adversely affect the Company and its subsidiaries, taken as a whole, or Holdings and its affiliates, taken as a whole; (ii) no action shall have been taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic or foreign, that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (a) through (c) of paragraph (i) above; (iii) Holdings shall have received the resignation of the officers and directors of the Company; (iv) at any time after the date of the Merger Agreement, there shall not have occurred any event or series of events having a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole; and (v) holders of more than 15% of the outstanding Shares shall not have delivered to the Company, within 20 days after the date on which the Information Statement is mailed to the stockholders of the Company, written notice of their intent to seek, or demand for, appraisal of their shares under Section 262 of the Delaware General Corporation Law.

         Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company, (i) by mutual written consent of the Company and Holdings; (ii) by either the Company or Holdings, if (a) the other party hereto commits a material breach of the Merger Agreement which is not cured within 10 days after notice thereof is given to the breaching party or (b) the Merger has not been consummated by May 15, 1998 (the "Termination Date"); provided that the right to terminate the Agreement pursuant to this clause (ii) is not available to any party whose breach of any provision of the Merger Agreement results in the failure of the Merger to be consummated by the Termination Date, and provided further that in the event that the Securities and Exchange Commission (the "Commission") reviews the Information Statement, the Termination Date shall be extended by a number of days equal to the number of days between the date that the Commission informs the Company that it intends to review the Information Statement and the date on which the Commission informs the Company that it has no further comments on the Information Statement; or
(iii) by either the Company or Holdings, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Holdings or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

         Break-Up Fees. If the Merger Agreement is terminated by the Company due to the material breach thereof by Holdings, Holdings is required promptly to pay to the Company as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by the Company, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein. Holdings has deposited $500,000 in cash with an escrow agent to partially secure the obligation of Holdings to pay this fee.

         If the Merger Agreement is terminated by Holdings due to the material breach thereof by the Company, the Company is required promptly to pay to Holdings as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by Holdings, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein.

         Fees and Expenses. The Merger Agreement provides that all costs and expenses in connection with the Merger Agreement and the transaction contemplated by the Merger Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated, except as provided above under "Break-Up Fees." None of the Company or any of the stockholders who consented to the Merger is paying a fee to an investment banker, broker or other entity in connection with the Merger.

         Conduct of Business by the Company. The Merger Agreement provides that the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice and use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their officers and employees.

ITEM 2. DESCRIPTION OF PROPERTY.

         Information with respect to the properties of the Company is set forth under "Item 1. Description of Business - Property Descriptions."

         All of the Company's properties, the majority of which were acquired prior to 1969, are located in Orlando, Florida. The Company believes that they provide desirable locations for the development of residential, commercial or tourist attraction projects; however, development has been slowed in recent years due to the lack of availability to the Company of construction and long-term financing, increasing environmental and other government regulation. See "Item 1. Description of Business - Environmental and Other Regulation" and "- Competition."

         All of the Company's real property is encumbered by a mortgage to Acceptance Insurance Companies Inc., the Company's largest shareholder. See "Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition and Liquidity" and "Item 12. Certain Relationships and Related Transactions."

         The Company historically has not invested in real estate mortgages or securities or other interests in entities primarily engaged in real estate activities and does not anticipate doing so in the future. There are no specific present plans for the construction of improvements on any unimproved property which the Company now holds, although the Company continues to move forward to obtain various approvals and determinations from the applicable regulatory agencies and governmental bodies which are necessary to develop the Company's properties. Unless the Company is able to implement one or more transactions which will permit it to pursue a more diversified business plan, it is unlikely to acquire new real estate assets in the near future.

         The Company maintains general liability insurance policies and, in the opinion of management, such insurance coverage is adequate to protect the Company and its properties.

         For 1997, the Company's real estate taxes for its properties were approximately $230,000.

ITEM 3. LEGAL PROCEEDINGS.

         In the normal course of business, the Company, its subsidiaries and the joint ventures in which the Company and its subsidiaries have or have had an interest are involved in certain litigation. In the opinion of management, with the possible exception of the matters described below, there are no pending material legal proceedings to which the Company, its subsidiaries or the joint ventures in which the Company and its subsidiaries have an interest, are a party, or to which any of their respective properties are subject.

         Florida Department of Revenue/The Prudential Insurance Company of America. In connection with its routine audit of documents recorded relating to an agreement to extend a mortgage from The Prudential Insurance Company of America ("Prudential") in 1992, the Florida Department of Revenue (the "Department") issued an assessment for unpaid intangible and documentary stamp taxes in February 1994. The amount assessed for documentary stamp tax was $119,640 plus interest and penalties, and the amount assessed for intangible tax was $12,774 plus interest and penalties, for a total amount due of $197,172 through April 24, 1994. Prudential, over objection from the Company, paid the Department $43,562 in April 1994, and unsuccessfully sought to get the Department to withdraw its assessment of the balance.

         Prudential, based on provisions of the loan documents with the Company, has demanded that the Company indemnify it and hold it harmless for any taxes paid or owing. While reserving its rights to contest Prudential's claim for indemnification, the Company formally requested a hearing before the Department and informally sought to resolve the matter through negotiation with representatives of the Department. The Department ultimately agreed to reduce its claim by an aggregate amount of $149,004, and in July, 1995, in a closing agreement accepted the payments previously made, plus additional interest in the amount of $668. Prudential, through its counsel, has reserved its right to seek indemnification from the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         Not applicable.

                                     PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         The Company's common stock is traded on the Nasdaq SmallCap Market under the symbol MAJR.

         The high and low closing prices for the Company's stock as reported by Nasdaq for the periods indicated and the approximate number of shareholders are presented below:

                                               For the Year Ended December 31,
                                              1996                          1997
                                              ----                          ----
                                       High          Low            High            Low
1st Quarter                            2-3/8        1-7/8          1-15/32         1-5/16
2nd Quarter                            2-1/8        1-11/16        1-5/8           1-1/16
3rd Quarter                            2-3/16       1-9/16         1-3/32          1-1/16
4th Quarter                            2            1-7/16         1-1/8           1

Approximate Number of
Shareholders                                  2,366                          2,294


No dividends were paid during the years ended December 31, 1997 or 1996. The Company's credit facility with Acceptance Insurance Companies Inc. contains a covenant which expressly prohibits the payment of dividends.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         NET INCOME

         The Company recorded a net loss of $766,000 in 1997, as related to a net loss of $579,000 in 1996. The loss in 1997 and 1996 was due primarily to the fact that the Company was able to sell only one parcel of land during each year for approximately $850,000 and $411,000, respectively. See Note 2 to Consolidated Financial Statements detailing land sales in 1997 and 1996.

         REVENUES

         The Company's revenues in 1997 and 1996 were derived from land sales, interest income from a mortgage note receivable and payments under a ground lease. See "Item 1. Sale and Disposition of Certain Property" and Note 2 to Consolidated Financial Statements.

         COSTS AND EXPENSES

         The cost of real estate sold in 1997 was $813,000, as compared to $198,000 in 1996, reflecting the difference in acquisition cost of the various parcels sold.

         Selling, general and administrative costs in 1997 were $621,000 as compared to $674,000 in 1996. The reduction in selling, general and administrative costs primarily was attributed to the generally reduced scope of the Company's operations.

         Interest cost for 1997 was $623,000, as compared to interest cost of $546,000 for 1996. The increase was due to the increased interest rate of the loan restructure agreement with Acceptance on April 1, 1997. See "Financial Condition and Liquidity" below. The Company did not capitalize interest in 1997 or 1996.

FINANCIAL CONDITION AND LIQUIDITY

         The Company relies on internal sources of capital to meet its operating and debt service requirements. Current internal sources of funds are cash on hand, proceeds from land sales and lease payments. Due to the lack of availability to the Company of construction and long-term financing, development activities with respect to the Company's properties have been significantly reduced, with none of the Company's properties currently designated for any significant above-ground development activity.

         At December 31, 1996, the Company was indebted to Acceptance pursuant to a loan restructure arrangement entered into on October 18, 1995, in the principal amount of $5,064,144, comprised of $747,313 due to Acceptance under the terms of a February 1995 restructuring and $4,316,881 previously owed to Citizens Fidelity Bank and Trust Company, now known as PNC Bank, Kentucky, Inc. ("PNC"), which indebtedness was acquired by Acceptance immediately prior to the restructuring. The aggregate indebtedness of the restructured loan was represented by a single promissory note, due May 1, 1998, unless there was a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan was prime plus 1.5%, with interest payable quarterly in arrears. In January 1996, the Company made a payment of $106,000 for interest relating to the fourth quarter of 1995. The Company obtained permission to defer the remaining quarterly interest payments due in 1996 and 1997 to Acceptance on its $5.1 million mortgage note in the event the Company's cash flow was insufficient to make such payments, pending the receipt of funds from the sale of additional properties or other sources. Accordingly, the Company did not make the $126,000 quarterly interest payments due on April 1, July 1, or October 1, 1996, and January 1 and April 1, 1997. In September 1996, the Company made a payment to Acceptance in the amount of $240,000 which was applied to the deferred interest due from the first two quarters of 1996. The balance of the deferred interest as of December 31, 1996, was approximately $263,000.

         The Company's obligation to pay the foregoing amount, as well as additional interest of $123,614 accrued from January 1 through March 31, 1997, was restructured in April 1997, and such aggregate accrued interest and the $5.1 million principal amount due to Acceptance have been consolidated into a new promissory note due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan is prime plus 2.5%, with interest accruing and added to principal on a quarterly basis in arrears. Subject to the Company's right to prepay the note, the outstanding principal amount of the note (or any portion thereof), plus accrued but unpaid interest, is convertible into common stock of the Company at the option of Acceptance at any time upon 20 days prior notice, based upon a price per share equal to the average closing price of the common stock during the 30-day period immediately preceding the date of Acceptance's notice of its election to convert. The Company's indebtedness to Acceptance is secured by a first mortgage on substantially all of the Company's property, including the certain notes and mortgages payable to the Company from third parties.

         In April 1997, Acceptance provided the Company a $500,000 line of credit. Under this revolving credit facility, the Company may borrow and reborrow up to $500,000. All borrowings are due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the line of credit is prime plus 2.5%, with interest accruing and added to principal on a monthly basis in arrears. The Company is required to pay a fee to Acceptance on December 31, 1997, and on the maturity date of the note, equal to 0.5% of the average unused portion of the line of credit during each period. The Company paid Acceptance a fee of $15,000 in connection with the restructuring of the $5.1 million mortgage loan and the establishment of the line of credit.

         Acceptance has agreed to extend the terms of the original promissory note and the line of credit promissory note until May 31, 1999, in the event the Merger Transaction with PBD Holdings, described below, is not consummated.

         Under an amendment to the employee lease agreement with Prechter Holdings, Inc. (formerly, Heritage Network, Incorporated) ("Prechter Holdings"), effective April 1, 1996, pursuant to which David L. Treadwell provides services to the Company as its Chairman of the Board and Chief Executive Officer, the fee to Prechter Holdings was reduced to $25,000 per annum, payable monthly, plus a success fee of .5% with respect to transactions consummated during the term of the Agreement and transactions contracted for which are closed within a specified period of time after termination of the Agreement. The employee lease agreement is terminable by either party on thirty days notice. See "Item 10. Executive Compensation" below and "Note 10 - Related Party Transactions" to Notes to Consolidated Financial Statements.

         On March 5, 1998, the Company entered into an agreement and plan of merger with PBD Holdings, L.P., an affiliate of Pembroke Companies, Inc. and Blackacre Capital Group, L.P., pursuant to which a subsidiary of PBD Holdings will be merged into the Company, and all of the outstanding shares of Common Stock will be converted into the right to receive $1.25 per share in cash (the "Merger Transaction"). The Merger Transaction has been approved by stockholders holding a majority of the outstanding shares of Common Stock, and the Company is currently preparing an Information Statement to be distributed in early April 1998 to all stockholders describing their rights with respect to the Merger Transaction. See "Recent Developments."

         In the event that the Merger Transaction is not consummated, the Company's future operations will be dependent upon its ability to generate sufficient cash flow to meet its obligations and operating costs on a timely basis. Management believes that, with reduced operations and the deferrals previously described, the Company has sufficient capital to allow it to continue to meet its obligations through May 31, 1999. Thereafter, operations will depend upon the Company's ability to obtain additional capital through joint venture arrangements, additional loans, sales of additional securities or additional properties, or some combination of the foregoing. There can be no assurance that the Company would be successful in any of such endeavors.

IMPACT OF INFLATION AND CHANGING PRICES

         The Company's revenues can be affected by inflation in a number of ways. To the extent that general inflation in the economy has the effect of increasing the general level of interest rates, the Company's revenues could be adversely affected, inasmuch as prospective purchasers of land held for sale by the Company may be unable to secure suitable financing for their purchases. Also, higher interest rates could affect the ability of the Company to secure suitable financing for development projects. Conversely, inflation which results in higher real estate values could serve to enhance the Company's revenues resulting from sales of property.

         Inflation had no material effect on the results of operations in 1997 and 1996.

OTHER

Income Taxes

         At December 31, 1997, the Company had net operating loss carryforwards of approximately $6,908,000 million for income tax purposes that expire through 2012, and investment tax credit carryforwards of $172,000 that expire through 2000. These amounts are subject to annual limitations pursuant to provisions of the Internal Revenue Code relating to cumulative changes in ownership. For financial reporting purposes a valuation allowance has been recognized to offset the portion of the deferred tax assets related to those carryforwards which are dependent upon future events primarily related to the sale or development of land. See Note 7 to the Consolidated Financial Statements included under Item 7
- Financial Statements.

ITEM 7.  FINANCIAL STATEMENTS.

         The Company's Financial Statements included herein, at December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, consist of the following:

                                                            Page
Report of Independent Accountants .....................      20
Consolidated Balance Sheets ...........................      21
Consolidated Statements of Operations .................      22
Consolidated Statements of Stockholders' Equity .......      23
Consolidated Statements of Cash Flows .................      24
Notes to Consolidated Financial Statements ............      25

                            COOPERS & LYBRAND L.L.P.


REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders of Major Realty Corporation and Subsidiaries

We have audited the consolidated balance sheets of Major Realty Corporation and subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
March 11, 1998, except as to the information in Note 6 for which the date is March 25, 1998

                    MAJOR REALTY CORPORATION AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEETS, December 31, 1997 and 1996
                                 (in thousands)


                                                                             1997          1996
                                                                            -------       -------
                               ASSETS
Cash and cash equivalents                                                   $   242       $   320
Mortgage notes receivable                                                     2,750         2,750
Land held for sale or development                                             4,231         4,970
Land under lease                                                                171           171
Other assets                                                                  1,188           915
                                                                            -------       -------

                    Total assets                                            $ 8,582       $ 9,126
                                                                            =======       =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable - trade                                                    $    13       $    58
Accrued expenses                                                                705           790
Convertible mortgage notes payable due to related party                       5,416         5,064
Deferred income taxes                                                            26            26
                                                                            -------       -------

                    Total liabilities                                         6,160         5,938
                                                                            -------       -------

Commitments and contingencies (Notes 8, 10 and 11)

Stockholders' equity:
      Series A Junior participating preferred stock - $1.00 par value;
               authorized, 80,000 shares, none outstanding                       --            --
      Common stock - $.01 par value; authorized,
               12,000,000 shares; issued and outstanding,
               6,893,378 shares                                                  69            69
      Capital in excess of par value                                          7,822         7,822
      Accumulated deficit                                                    (5,469)       (4,703)
                                                                            -------       -------

                    Total stockholders' equity                                2,422         3,188
                                                                            -------       -------
                    Total liabilities and stockholders' equity              $ 8,582       $ 9,126
                                                                            =======       =======


The accompanying notes are an integral part of the consolidated financial statements.

                    MAJOR REALTY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 for the years ended December 31, 1997 and 1996
                      (in thousands except per share data)

                                               1997          1996
                                             -------       -------
Revenues:
     Sales of real estate                    $   875       $   411
     Lease income 131                            131           131
     Interest and other income                   285           297
                                             -------       -------

         Total revenues                        1,291           839
                                             -------       -------


Costs and Expenses:
     Costs of real estate sold:
         Improved and unimproved land            783           174
         Commissions and other expenses           30            24
     Selling, general & administrative           621           674
     Interest cost                               623           546
                                             -------       -------

         Total costs and expenses              2,057         1,418
                                             -------       -------


Loss before provision for income taxes          (766)         (579)
Provision for income taxes                        --            --
                                             -------       -------

         Net loss                            $  (766)      $  (579)
                                             =======       =======

Net loss per common share (basic)            $  (.11)      $  (.08)
                                             =======       =======

Average number of
     common and common equivalent
     shares outstanding (basic)                6,893         6,893
                                             =======       =======


The accompanying notes are an integral part of the consolidated financial statements.

                    MAJOR REALTY CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY for the years ended December 31, 1997 and 1996
                                 (in thousands)

                                  Common Stock    Capital in
                                ----------------   Excess of   Accumulated  Stockholders'
                                Shares    Amount   Par Value     Deficit       Equity
                                ------    ------   ---------   -----------  -------------
Balance, December 31, 1995      6,893      $69      $7,822      $(4,124)       $3,767

       Net loss                                                    (579)         (579)
                                -----      ---      ------      -------        ------

Balance, December 31, 1996      6,893       69       7,822       (4,703)        3,188

       Net loss                                                    (766)         (766)
                                -----      ---      ------      -------        ------

Balance, December 31, 1997      6,893      $69      $7,822      $(5,469)       $2,422
                                =====      ===      ======      =======        ======



The accompanying notes are an integral part of the consolidated financial statements.

                    MAJOR REALTY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1997 and 1996
                                 (in thousands)

                                                                  1997          1996
                                                                -------       -------
Cash flows from operating activities:
     Net loss                                                   $  (766)      $  (579)
                                                                -------       -------
     Adjustments to reconcile net loss to
             net cash used for operating activities:
         Depreciation and amortization of deferred changes           13            26
         Net gain on sales of real estate                           (63)         (235)
         Increase in other assets
             and other receivables                                 (286)         (266)
         (Decrease) increase in accounts payable
             and accrued expenses                                  (129)           61
         Decrease in income taxes payable                            --           (78)
                                                                -------       -------
             Total adjustments                                     (465)         (492)
                                                                -------       -------
         Net cash used for operating activities                  (1,231)       (1,071)
                                                                -------       -------

Cash flows from investing activities:
     Additions to land held for sale or development                 (43)          (23)
     Proceeds from the sale of land held for sale
         or development                                             846           409
     Additions to property and equipment                             (1)           (1)
                                                                -------       -------
         Net cash provided by
              investing activities                                  802           385
                                                                -------       -------

Cash flows from financing activities:
     Proceeds from convertible mortgage notes
         payable due to related party                               686            --
     Principal payments on mortgage notes
         payable to related party                                  (335)           --
                                                                -------       -------

         Net cash provided by
             financing activities                                   351            --
                                                                -------       -------

Net decrease in cash and cash equivalents                           (78)         (686)
Cash and cash equivalents at beginning of year                      320         1,006
                                                                -------       -------
Cash and cash equivalents at end of year                        $   242       $   320
                                                                =======       =======



Supplemental disclosure of cash flow information:
     Cash paid during the year for interest                     $   646       $   346
                                                                =======       =======


See Notes 3, 6 and 10 for non-cash activities.
The accompanying notes are an integral part of the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies:

     Description of Operations - The Company operates within the State of Florida in the real estate industry. The Company is engaged in the ownership and development of real estate.

     In October, 1995, the Company announced that its Board of Directors had determined that it was in the best interests of the shareholders to seek a merger partner or otherwise seek a transaction for the sale of the Company. The Company, cited capital constraints limiting the feasibility of independently developing the Company's existing properties as a primary factor in the Board's decision to seek a merger or sale transaction. On March 5, 1998, the Company entered into an Agreement and Plan of Merger with PBD Holdings, Inc. and Pembroke Acquisition, Inc. (see Note 11).

     The Company's operations are dependent upon its ability to generate sufficient cash flow to meet its obligations and operating costs on a timely basis. Management believes the Company has sufficient capital to allow it to continue to meet its obligations through May 31, 1999. Thereafter, operations will depend upon the Company's ability to obtain additional capital through joint venture arrangements, additional loans, sales of additional securities or additional properties, merger partner, transaction for the sale of the Company or some combination of the foregoing. The Company's loan from Acceptance in the amount of approximately $5.4 million is due on May 31, 1998 (see Note 6 and Note 11). There can be no assurance that the Company will be able to secure sufficient funds to repay or refinance the loan.

     Recognition of Sales - Sales of real estate are generally recorded under the accrual method. Under this method, profit is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When the sale does not meet the requirements for recognition of income, profit is deferred until such requirements are met.

     Generally, collectibility of the sales price is considered assured for this purpose if there is a cash down payment of 20% or more. The earnings process generally is considered virtually complete when the sale has closed, the cash down payment has been received, the mortgage notes receivable are not subject to existing or future subordination and the Company has no continuing involvement in the property that results in the retention of substantial risks or rewards of ownership.

     Cost of Land Held for Sale or Development - Real estate is carried at the lower of cost or net realizable value. The cost of real estate includes capitalized interest, real estate taxes and development costs which are allocated to individual parcels and charged to cost of real estate sold on a basis approximating the relative sales value method. These costs were primarily incurred prior to fiscal 1993.


                                  (Continued)

     Property and Equipment - Property and equipment is carried at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives (3 to 10 years) of the assets. Additions and major replacements or betterments are added to the asset cost. Repairs and maintenance costs are charged to expense as incurred. The cost and related allowance for depreciation and amortization of assets sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income.

     Deferred Debt Issuance Costs - Debt issuance costs are being amortized over the life of the related debt on a basis approximating the interest method.

     Computation of Loss Per Share - Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128") which replaces the presentation of primary earnings per share with basic earnings per share and which requires dual presentation of basic and diluted earnings per share on the Consolidated Statements of Operations. FAS 128 requires restatement of all prior-period earnings per share data presented. Basic net earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, and diluted net earnings per share includes the effect of unexercised stock options using the treasury stock method. The treasury stock method assumes that common stock was purchased at the average market price during the period. Because the assumed exercise of stock options would have an antidilutive effect on the net loss per share for the years ended December 31, 1997 and 1996, no exercise of stock options was assumed and no diluted net loss per share was presented.

     Cash Equivalents - Generally, for purposes of the consolidated statements of cash flows, the Company considers all short-term, highly liquid investments with a maturity of 3 months or less to be cash equivalents.

     Concentration of Credit Risk - The Company has no financial instruments which subject it to off-balance sheet risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and the mortgage notes receivable (see Note 2). The Company maintains its cash and cash equivalents with high credit quality financial institutions as determined by management.

     Uses of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Mortgage Notes Receivable:

     Mortgage notes receivable as of December 31, 1997 and 1996 represents the principal balance due on an 8% non-recourse note with principal and interest due in April, 1998. The note was collateralized by a first mortgage on the property received in exchange for the note.

3.   Land Held for Sale or Development:

     As of December 31, 1997, the aggregate carrying cost of land held for sale or development which was under contract to be sold was approximately $562,000.

     During May 1997, the Company signed a contract for $850,000, for 10.09 acres of multi-family land located on Cason Cove Drive in Orlando, Florida. The sale closed in August, 1997. The sale price was paid in cash at closing. Approximately $595,000 of the proceeds was used to repay company debt and the remainder will be used for company operations.

     During October, 1997, the Company signed a contract for $700,000, for 1.75 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 60-day risk free inspection period to determine if it wished to proceed with the contract. In December, 1997, the Buyer notified the Company of its wish to terminate the contract. The deposit was refunded to the Buyer.

     During November 1997, the Company signed a contract for $700,000, for 2 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 45-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During December, 1997, the Buyer made an additional $50,000 deposit. The full $60,000 deposit became non-refundable at that time. Closing is scheduled for April 1998.

     During November 1997, the Company signed a contract for $800,000, for 3 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 45-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During December, 1997, the Buyer made an additional $20,000 deposit. The full $30,000 deposit became non-refundable at that time. Closing is scheduled for April 1998.

     During November 1997, the Company signed a contract for $700,000, for 2 acres of commercial land located on the east side of Major Boulevard in Orlando, Florida. The buyer made a $10,000 deposit and had a 60-day risk free inspection period to look at the property to determine if it wished to proceed with the contract. During January, 1998, the Buyer made an additional

     $50,000 deposit and the inspection period was extended until February 5, 1998. The full $60,000 deposit is now non-refundable. On February 5, 1998 the contract was amended to reduce the sales price to $675,000. The closing is scheduled for May 1998.

     During February, 1996, the Company signed a contract for approximately $411,000, for approximately 2.34 acres of commercial property located at the northwest corner of the intersection of Conroy Road and Vineland Road in Orlando, Florida. The sale closed in September, 1996. The sales price was paid in cash at closing. Approximately $240,000 of the net proceeds was used to repay company debt.

     During August, 1996, the Company signed a contract for approximately $1,050,000, for the sale of approximately 2.5 acres of commercial property located on the west side of Major Boulevard in Orlando, Florida. The Buyer made a $40,000 deposit and had a 90 day inspection period to determine if it wished to proceed with the contract. On October 15, 1996, the Company received notice from the Buyer it was canceling the contract. The deposit was refunded to the Buyer.

     During September, 1996, the Company signed two contracts for the sale of multi-family land in the southwestern sector of Orlando, Florida. One contract was for approximately 55 acres gross (17 acres net) in the amount of $1,800,000. The other contract was for approximately 43 acres gross (15 acres net) in the amount of $1,350,000. The Buyer had placed a $10,000 deposit on each parcel and had a 60 day inspection period during which it could cancel one or both of the contracts. On November 13, 1996, the Company received notice from the Buyer it was canceling the contracts. The deposits were refunded to the Buyer.

     During September, 1995, the Company sold 10.36 acres of commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando, Florida to Cracker Barrel Old Country Store, Inc. for $6,280,000. The Company received $2,700,000 in cash at closing plus a $3,580,000 non-interest bearing promissory note, secured by a mortgage on the property, which was due in two equal payments, one in April 1996 and the other in April 1997. On March 27, 1996, Cracker Barrel formally notified the Company of its intent to default on the note and reconvey the property to the Company. Consequently, the Company recorded the sale of only 4.0 acres of land subject to the sale as "Land held for sale or development" at December 31, 1995. Approximately $2,000,000 of the net proceeds was used to repay company debt.

4.   Land Under Lease:

     The Company leases certain of its land under an operating lease. The ground lease provides for an initial lease term of 12 years which expired during 1995 with options for automatic renewal for six (6) month increments, unless the lessee gives a 30-day notice of termination to the Company. The maximum lease term, including all extensions, may not extend beyond June

     2003. Revenues recognized under the operating lease approximated $131,000 for both years ended December 31, 1997 and 1996. Land under lease is subordinated to the mortgages of the lessee.


5.   Other Assets:

     The components of other assets as of December 31, 1997 and 1996 are summarized as follows (in thousands):

                                                   1997       1996
                                                  ------      ----
Accrued interest receivable                       $1,165      $904
Property and equipment, net of accumulated
         depreciation of $61 and $63 in
         1997 and 1996, respectively                   2         5
Deferred debt issuance costs, net of
         accumulated amortization of $10 and
         $20 in 1997 and 1996, respectively            5        --
Other                                                 16         6
                                                  ------      ----

                                                  $1,188      $915
                                                  ======      ====

6.   Convertible Mortgage Notes Payable:

     Convertible Mortgage notes payable as of December 31, 1997 and 1996 represents the mortgage note payable due Acceptance (See Note 10). During the years ended December 31, 1997 and 1996 the Company paid interest of $646,000 and $346,000, respectively.

     During February 1995, the Company entered into a loan arrangement with Acceptance Insurance Companies Inc. ("Acceptance") whereby Acceptance acquired the Company's promissory note and mortgage to Valassis Enterprises, L.P. of $282,000, including accrued interest, and provided additional funds which were used to repay two promissory notes in the aggregate amount of $103,000, including accrued interest, held by Acceptance, fund the interest reserve of $770,000 due in connection with the Company's indebtedness to PNC Bank, Kentucky, Inc. (the "PNC Bank Note"), pay real estate taxes in the amount of $327,000, pay loan closing and extension costs of $75,000 and provide working capital of approximately $43,000. The aggregate indebtedness to Acceptance in connection with these transactions was $1,600,000, represented by a single promissory note due in January 1996, which provided for interest, at the rate of twelve percent (12%) per annum, to accrue monthly and be paid at maturity.

     During October 1995, Acceptance acquired the PNC Bank Note with an outstanding balance of approximately $4,317,000, executing a first mortgage securing the note and other associated loan documents. As a result, the Company entered into a debt restructuring agreement with Acceptance for the Company's $5,064,000 debt to Acceptance ($747,000 due from the February 1995 loan plus the PNC Bank Note). The interest rate on the restructured loan was prime plus 1.5%, with interest payable quarterly in arrears. The maturity of the loan, which prior to the restructuring was January 31, 1996, was extended to May 1, 1998, unless there was a change in control prior to such time, in which event the maturity of the loan would be accelerated. In April 1996, the Company received permission from Acceptance to defer the quarterly interest payments due to Acceptance in the event the Company's cash flow is insufficient to make such payments, pending the receipt of funds from the sale of additional properties or other sources.

     The Company's obligation to pay the foregoing amount, as well as additional interest of $124,000 accrued from January 1 through March 31, 1997, was restructured in April 1997, and such aggregate accrued interest and the $5.1 million principal amount due to Acceptance have been consolidated into a new promissory note due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan is prime plus 2.5%, with interest accruing and added to principal on a quarterly basis in arrears. The Company's indebtedness to Acceptance is secured by a first mortgage on substantially all of the Company's property, including certain notes and mortgages payable to the Company from third parties. Subject to the Company's right to repay the note, the outstanding principal amount of the note (or any portion thereof), plus accrued but unpaid interest, is convertible into Common Stock at the option of Acceptance at any time upon 20 days prior notice, based upon a price per share equal to the average closing price of the Common Stock during the 30-day period immediately preceding the date of Acceptance's notice of its election to convert. The accrued interest on the note at December 31, 1997 was $213,000.

     Acceptance has agreed to extend the terms of the original promissory note and the line of credit promissory note until May 31, 1999, in the event the Merger Transaction with PBD Holdings, Inc. is not consummated (see Note
     11).

     SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value is defined as the price at which a financial instrument could be liquidated in an orderly manner over a reasonable time period under present market conditions. The Company's adjustable rate loans reprice frequently at current market rates. The rates of the Company's fixed obligations (also see Note 10) approximate those rates of the adjustable loans. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

                              ---------------------


7.   Income Taxes:

     A summary of the provision for income taxes for the years ended December 31, 1997 and 1996 follows:

                                  1997   1996
                                  ----   ----
Federal and state income taxes
             Current                0      0
             Deferred               0      0
                                    -      -
                                    0      0

     During the year ended December 31, 1997 and 1996 the Company paid income taxes of $0 and $79,000, respectively.

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $6,908,000 for income tax purposes that expire through 2012, and investment tax credit carryforwards of $172,000 that expire through 2000. Additionally, the Company had alternative minimum tax credits at December 31, 1997 of $824,000 available to offset future regular tax liabilities. These amounts are subject to annual limitations pursuant to provision of the Internal Revenue Code relating to cumulative changes in ownership. For financial reporting purposes, a valuation allowance has been recognized to offset the portion of the deferred tax assets related to those carryforwards which are dependent upon future events primarily related to the sale or development of land. The net change in the valuation allowance for the years ended December 31, 1997 and 1996 is ($289,000) and $219,000, respectively.

     Deferred income taxes primarily relate to basis differences between the amounts recorded for financial reporting purposes and the amounts recorded for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows (all dollar amounts are in thousands):

                                                           1997          1996
                                                          -------       -------
Deferred tax liabilities:
    Book over tax basis of land held for development      $   211       $    96
                                                          -------       -------

Deferred tax assets:
    Net operating loss carryforwards                        2,600         2,412
    Investment tax credit carryforwards                       172           172
    Alternative minimum tax credit carryforwards              824           824
    Deferred compensation liability                            59            75
    Accrued litigation costs                                    0            (6)
    Deferred loan costs                                         3             6
    Valuation allowance                                    (3,895)       (3,605)
                                                          -------       -------
                                                          $  (237)      $  (122)
                                                          -------       -------

Net deferred tax liability                                $   (26)      $   (26)
                                                          =======       =======

     The Company's effective tax rate differs from the statutory federal income tax rate for the following reasons:

                                                               1997                      1996
                                                       -----------------          -----------------
                                                       Amount          %          Amount          %
                                                       ------        ---          ------       ----
         Tax at statutory rate                         $(261)         34          $(198)         34
         State taxes, net of
              federal benefit                            (28)          4            (21)          4
         Change in valuation allowance                   289         (38)           219         (38)
                                                       -----         ---          -----        ----

                       Total                           $   0           0          $   0           0
                                                       =====         ===          =====        ====

8.   Commitments and Contingencies:

     The Company's corporate offices are located in the Major Center Plaza office building. The lease expires in July, 1998. The estimated future minimum lease obligation for 1998 is $8,900.

     Rent expense for 1997 and 1996 was $15,000 and $14,000, respectively.

     The Company from time to time is involved in legal actions arising in the ordinary course of business. With respect to these matters, management believes that it has adequate legal defenses

                              ---------------------

     and/or has provided adequate accruals for related costs such that the ultimate outcome will not have a material adverse effect on the Company's future financial position.

9.   Capital Stock:

     During 1990, the Company adopted a Stock Option Plan (the "1990 Plan") to replace the 1983 Employee Incentive Stock Option Plan. The 1990 Plan provides for grants of both incentive stock options and non-qualified stock options to key employees. The 1990 Plan also provided for the grant of options to one of the Company's non-employee directors, who has since resigned.

     The purchase price of the common stock covered by each option granted shall not be less than the fair market value of the Company's common stock on the date the option is granted. No option granted may be exercised more than 10 years after the date of grant.

     Options are exercisable at dates established by the Board of Directors. Under the 1990 Plan, an employee may not be granted incentive stock options first exercisable during any one calendar year for common stock with a fair market value (at date of grant) in excess of $100,000. Options expire upon termination of employment.

     The Company applies APB Opinion No.25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock options. Accordingly, no compensation cost has been recognized in connection with the issuance of these options. In the opinion of management of the Company, had the Company's stock options been determined based on the fair value at the grant date for awards under the plan consistent with the method of SFAS Statement No. 123, "Accounting for Stock Based Compensation," there would be no effect to net income (loss) and income (loss) per share for the years ended December 31, 1997 and 1996.

     The following is a summary of changes in all options during the two years ended December 31, 1997.

                                                        Weighted Average
                                                         Exercise Price
                                           Shares           Per Share
                                           ------           ---------
Outstanding at December 31, 1995           150,000     $2.7679 - $12.50
Expired                                          0     $0
                                           -------

Outstanding at December 31, 1996           150,000     $2.7679 - $12.50
Expired                                     50,000     $12.50
                                           -------

Outstanding at December 31, 1997           100,000     $2.7679
                                           =======

     At December 31, 1997 and 1996, exercisable options were 100,000 and 150,000, respectively.

     During 1990, a non-employee member of the Board of Directors was granted options to purchase 50,000 shares of common stock. The options could be exercised at any time for a period not to exceed ten years, however, the options terminated at the discontinuance of his services as a director. The non-employee member of the Board of Directors tendered his resignation in February, 1997. During 1992, the Chairman of the Board (the "Chairman") was granted options to purchase 100,000 shares of common stock. Options to purchase 50,000 of these shares vested in March, 1993 and options to purchase the remaining 50,000 shares vested in March, 1994. The options expire upon termination of the agreement between the Company and Prechter Holdings, Inc. (see Note 10). During 1994, the Chairman was granted an option to purchase an additional 100,000 shares of common stock which were exercisable at any time until the earlier of the option expiration date of June 30, 1995, or the termination of the Chairman's relationship with the Company. The shares were not exercised and expired on June 30, 1995. No options were exercised during 1997 or 1996.

10.  Related Party Transactions:

     During February 1995, the Company entered into a loan arrangement with Acceptance Insurance Companies Inc. ("Acceptance") whereby Acceptance acquired the Company's promissory note and mortgage to Valassis Enterprises, L.P. of $282,000, including accrued interest, and provided additional funds which were used to repay two promissory notes in the aggregate amount of $103,000, including accrued interest, held by Acceptance, fund the interest reserve of $770,000 due in connection with the Company's indebtedness to PNC Bank, Kentucky, Inc. (the "PNC Bank Note"), pay real estate taxes in the amount of $327,000, pay loan closing and extension costs of $75,000 and provide working capital of approximately $43,000. The aggregate indebtedness to Acceptance in connection with these transactions was $1,600,000, represented by a single promissory note due in January 1996, which provided for interest, at the rate of twelve percent (12%) per annum, to accrue monthly and be paid at maturity.

     During October 1995, Acceptance acquired the PNC Bank Note with an outstanding balance of approximately $4,317,000, executing a first mortgage securing the note and other associated loan documents. As a result, the Company entered into a debt restructuring agreement with Acceptance for the Company's $5,064,000 debt to Acceptance ($747,000 due from the February 1995 loan plus the PNC Bank Note).

     The interest rate on the restructured loan was prime plus 1.5%, with interest payable quarterly in arrears. The maturity of the loan which prior to the restructuring was January 31, 1996, was extended to May 1, 1998, unless there was a change in control prior to such time, in which event the maturity of the loan would be accelerated. In April 1996, the Company received permission from Acceptance to defer the quarterly interest payments due to Acceptance in the event the Company's cash flow is insufficient to make such payments, pending the receipt of funds from the sale of additional properties or other sources.

     The Company's obligation to pay the foregoing amount, as well as additional interest of $124,000 accrued from January 1 through March 31, 1997, was restructured in April 1997, and such aggregate accrued interest and the $5.1 million principal amount due to Acceptance have been consolidated into a new promissory note due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan is prime plus 2.5%, with interest accruing and added to principal on a quarterly basis in arrears. The Company's indebtedness to Acceptance is secured by a first mortgage on substantially all of the Company's property, including certain notes and mortgages payable to the Company from third parties. Subject to the Company's right to repay the note, the outstanding principal amount of the note (or any portion thereof), plus accrued but unpaid interest, is convertible into Common Stock at the option of Acceptance at any time upon 20 days prior notice, based upon a price per share equal to the average closing price of the Common Stock during the 30-day period immediately preceding the date of Acceptance's notice of its election to convert. The accrued interest on the note at December 31, 1997 was $213,000.

     In April 1997, Acceptance provided the Company a $500,000 line of credit. Under this revolving credit facility, the Company may borrow and reborrow up to $500,000. All borrowings are due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the line of credit is prime plus 2.5%, with interest accruing and added to principal on a monthly basis in arrears. The Company is required to pay a fee to Acceptance on December 31, 1997, and on the maturity date of the note, equal to 0.5% of the average unused portion of the line of credit during each period. The Company paid Acceptance a fee of $15,000 in connection with the restructuring of the $5.1 million mortgage loan and the establishment of the line of credit.

     On April 23, 1997, the Company borrowed $300,000 on the line of credit to pay 1996 real estate taxes due in the amount of $261,000 and to provide working capital. On August 25, 1997, the Company repaid Acceptance the $300,000 on the line of credit and $12,000 in accrued interest on the advance and the unused portion of the line of credit. At December 31, 1997, the interest accrued on the line of credit was $900.

     Acceptance has agreed to extend the terms of the original promissory note and the line of credit promissory note until May 31, 1999, in the event the Merger Transaction with PBD Holdings, Inc. is not consummated (see Note
     11).

     Acceptance beneficially owns 33.1% of the common stock of the Company. All of the Company's directors also are directors of Acceptance. George F. Valassis, who beneficially owns 9.7% of the common stock of the Company, also beneficially owns 23.1% of the common stock of Acceptance. By virtue of such positions with or interests in Acceptance, such persons may have a material indirect interest in the transactions described above between the Company and Acceptance.

     David L. Treadwell, Chairman of the Board of Directors, serves as the Company's Chief Executive Officer pursuant to an Employee Lease Agreement (the "Agreement") with Mr. Treadwell's primary employer, Prechter Holdings, Inc. (formerly, Heritage Network, Incorporated) ("Prechter Holdings"). The Agreement, which commenced on March 27, 1992, requires Mr. Treadwell to devote such time to his duties as Chief Executive Officer as he and the Board of Directors determine to be necessary. The Agreement, as currently amended, provides for an annual fee of $25,000, payable monthly. The Company also is required to pay a success fee of .5% with respect to transactions which are consummated during the term of the Agreement or closed within a specified period of time after termination of the Agreement, up to a maximum success fee of $75,000. The last amendment to the Agreement, executed in March 1997, extended the term of the Agreement until December 31, 1997, with automatic successive one month extensions. Either party may terminate the Agreement at any time, with or without cause, upon 30 days' notice. The Agreement will automatically terminate in the event that Mr. Treadwell ceases to be employed by Prechter Holdings or he ceases to serve as Chief Executive Officer of the Company, either voluntarily, due to his illness, incapacity or death, or his removal as Chief Executive Officer by the Board of Directors of the Company. Prechter Holdings was owed $30,000 and $43,800 under the Agreement for 1997 and 1996, respectively. At December 31, 1997, the Company owed Prechter Holdings approximately $19,000 for unpaid fees and interest previously deferred under the Agreement. In February, 1998, the

     Company paid its obligation to Prechter Holdings in the amount of $19,123, including $373 accrued interest.

     As part of the original Agreement, Mr. Treadwell was granted the right to purchase from the Company 100,000 shares of common stock of the Company, par value $0.01 per share, for $2.7679 per share. These options, all of which are vested, terminate upon Mr. Treadwell's resignation as Chief Executive Officer of the Company or upon termination of the Agreement.

11.  Subsequent Events.

     The 8% mortgage note receivable due in April 1998, reflected on the balance sheets as of December 31, 1997 and 1996, was satisfied in January 1998, in the amount of $3,927,941, including $1,177,941 of interest, which was discounted. Proceeds were used to retire Company debt in the amount of $3,142,353, pay real estate taxes in the amount of $229,725, with the balance to be used for Company operations.

     During January, 1998, the Company signed a contract for the sale of 3 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida for $1,200,000. The buyer made a $10,000 deposit and has a 90-day no risk inspection period in which to look at the property to determine if it wants to go forward with the purchase. If the Buyer proceeds with the contract an additional $50,000 deposit will be required. Closing is estimated for September, 1998.

     During February, 1998, the Company signed a contract for the sale of 2.63 acres of commercial land located on the north east corner of Republic Drive and Carrier Drive located in Orlando, Florida for $750,000. The buyer has a 60-day risk free inspection period in which to look at the property to determine if it wants to go forward with the purchase. If the Buyer proceeds with the contract an additional $40,000 deposit will be required. Closing is estimated for July, 1998.

     During February, 1998, the Company signed a contract for the sale of 55 acres gross (16.42 acres net) of multi-family land in the southwestern sector of Orlando, Florida for $2,040,000. The buyer has 90-day risk free inspection period in which to look at the property to determine if it wants to go forward with the purchase. If the Buyer proceeds with the contract an additional $90,000 deposit will be required. Closing is estimated for August, 1998.

     During February, 1998, the Company signed a contract for the sale of 1.74 acres of commercial land located on the west side of Major Boulevard in Orlando, Florida for $665,000. The buyer has made a $10,000 deposit and has a 60-day no risk inspection period in which to determine if it wants to go forward with the purchase. If the Buyer proceeds with the contract an additional $40,000 deposit will be required. Closing is estimated for July, 1998.

     During March 1998, the Company signed a contract for the sale of 6.36 acres of commercial land located at the northeast intersection of Interstate 4 and Kirkman Road in Orlando, Florida for $4,770,000. The buyer has made a $50,000 deposit and has a 60-day no risk inspection period in which to determine if it wants to go forward with the purchase. If the buyer proceeds with the contract an additional $50,000 deposit will be required and the closing would occur in August, 1998.

     During March 1998, the Company signed a contract for the sale of 42.03 acres gross (15 acres net) of multi-family land located on Conroy Road in Orlando, Florida for $1,500,000. The buyer has made a $10,000 deposit and has a 90-day no risk inspection period in which to determine if it wants to go forward with the purchase. If the buyer proceeds with the contract an additional $90,000 deposit will be required and the closing would occur in September, 1998.

     On March 5, 1998, the Company entered into an agreement and plan of merger with PBD Holdings, L.P. ("Holdings"), an affiliate of Pembroke Companies, Inc. and Blackacre Capital Group, L.P., pursuant to which a subsidiary of Holdings will be merged into the Company, and all of the outstanding shares of common stock of the Company ("Common Stock") will be converted into the right to receive $1.25 per share in cash (the "Merger Transaction"). The Merger Transaction has been approved by stockholders holding a majority of the outstanding shares of Common Stock, and the Company is currently preparing an Information Statement to be distributed in early April 1998 to all stockholders describing their rights with respect to the Merger Transaction. If the Merger Agreement is terminated by the Company due to the material breach thereof by Holdings, Holdings is required promptly to pay to the Company as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by the Company, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein. Holdings has deposited $500,000 with an escrow agent to be used as part of the consideration to be paid to the Company's stockholders in the Merger Transaction or as a portion of such fee. If the Merger Agreement is terminated by Holdings due to the material breach thereof by the Company, the Company is required promptly to pay to Holdings as liquidated damages a fee in cash in an amount equal to $500,000, plus all out-of-pocket expenses incurred in connection with the negotiation of the Merger by Holdings, including, without limitation, reasonable fees and expenses of legal counsel, accountants and other professionals in connection with the negotiation and execution of the Agreement in Principle, the Merger Agreement and all of the transactions contemplated therein.

     The Company's loan from Acceptance, with an outstanding balance of approximately $2.5 million, is currently due on May 31, 1998. Acceptance has agreed to extend the term of the loan until May 31, 1999, if the merger transaction with PBD Holdings, Inc. is not consummated (see Note 6).

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not applicable.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Directors

         The following table sets forth information regarding the Company's Board of Directors.

                                           Position with Company, Principal
      Name                 Age            Occupation and Other Directorships
      ----                 ---            ----------------------------------
Jay A. Bielfield           52       Mr. Bielfield has served as a Director since
                                    September 1992. Mr. Bielfield is an employee
                                    and a member of the board of directors of
                                    Little Caesar Enterprises, Inc. He also is a
                                    director of Detroit Tigers, Inc. and
                                    Acceptance Insurance Companies Inc. Mr.
                                    Bielfield is an Alternate Governor of the
                                    National Hockey League on behalf of the
                                    Detroit Red Wings, Inc.

Kenneth C. Coon            47       Mr. Coon has served as a Director since July
                                    1993. He has been chairman, president, chief
                                    executive officer and a director of
                                    Acceptance Insurance Companies Inc., a 33.1%
                                    owner of the Company, since December 1992,
                                    and served as interim chief executive
                                    officer of Acceptance prior to that time,
                                    beginning in February 1992. He has been
                                    president and a director of Acceptance's
                                    insurance subsidiaries since their formation
                                    or acquisition.

Michael R. McCarthy        46       Mr. McCarthy has served as a Director since
                                    July 1993. He has been chairman and a
                                    director of McCarthy & Co., a firm engaged
                                    in the investment banking business in Omaha,
                                    Nebraska, since it was organized in 1986. He
                                    is also a director and chairman of McCarthy
                                    Group, Inc., which is the parent of both
                                    McCarthy & Co. and McCarthy Group Asset
                                    Management and a director of Acceptance
                                    Insurance Companies Inc.

                                           Position with Company, Principal
      Name                 Age            Occupation and Other Directorships
      ----                 ---            ----------------------------------
David L. Treadwell         43       Mr. Treadwell has served as Chairman, Chief
                                    Executive Officer and a Director since March
                                    1992. He has served as president and chief
                                    executive officer of Prechter Holdings, Inc.
                                    (formerly, Heritage Network, Incorporated),
                                    which provides management services for
                                    publishing, residential home building and
                                    other investment related businesses since
                                    January 1991. Since 1986, Mr. Treadwell also
                                    has served as president of Heritage
                                    Development Company, a real estate portfolio
                                    management and development company. Mr.
                                    Treadwell is a director of Acceptance
                                    Insurance Companies Inc.


         No family relationships exist between any of the Company's Directors.

Executive Officers

         The following table sets forth information regarding the Company's sole executive officer, who was appointed by the Board of Directors and serves at the pleasure of the Board.

                                           Position with Company, Principal
      Name                 Age            Occupation and Other Directorships
      ----                 ---            ----------------------------------
David L. Treadwell         43       Chairman of the Board, Director and Chief
                                    Executive Officer. See "Directors" above for
                                    biographical information.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms and certificates filed with the Company by such persons, all persons who were Directors, executive officers or holders of more than 10% of the Company's Common Stock complied with such Section 16(a) filing requirements during fiscal year 1997.


ITEM 10. EXECUTIVE COMPENSATION.

         David L. Treadwell, Chairman of the Board of Directors, serves as the Company's Chief Executive Officer pursuant to an Employee Lease Agreement (the "Agreement") with Mr. Treadwell's primary employer, Prechter Holdings, Inc. (formerly, Heritage Network, Incorporated) ("Prechter Holdings"). The Agreement, which commenced on March 27, 1992, requires Mr. Treadwell to devote such time to his duties as Chief Executive Officer as he and the Board of Directors determine to be necessary.

         Under the original Agreement, the Company paid Prechter Holdings at an annual rate of $100,000 per year for Mr. Treadwell's services as Chief Executive Officer of the Company. Prechter Holdings is responsible for all of Mr. Treadwell's salary and bonus, if any, all administrative employment matters, such as the payment of all federal, state and local employment taxes and providing workers' compensation coverage, and all non-obligatory fringe benefit programs, such as health insurance, holidays and vacation. The Company pays Mr. Treadwell's reasonable travel expenses, including transportation to and from his home city of Southgate, Michigan.

         To assist the Company's cash flow, Prechter Holdings proposed in April 1994, that $75,000 of the $100,000 annual fee due under the Agreement for 1994 be deferred pending the closing of future property sales or other transactions. The Agreement was modified by Amendment No. 1 dated as of April 1, 1994, to extend the agreement through December 31, 1994, and defer payment of seventy-five percent (75%) of each monthly installment, without interest, for the period April 1 through December 31, 1994, until the earlier of (a) such time as the Company received cash from a property sale or other real estate transaction and the Compensation and Options Committee determined that the Company has sufficient cash flow to permit payment of such accrued fee, or (b) December 31, 1994.

         Amendment No. 2 to the Agreement, dated as of January 1, 1995, extended the Agreement through March 31, 1995. Under the amendment, beginning on December 31, 1994, interest on all deferred amounts accrued at the rate of twelve percent (12%) per annum. Amendment No. 3 to the Agreement, dated as of April 1, 1995, extended the Agreement through March 31, 1996. Under a fourth amendment to the Agreement effective April 1, 1996, the fee to Prechter Holdings was reduced to $25,000 per annum, payable monthly. The Company is also required to pay a success fee of .5% with respect to transactions consummated during the term of the Agreement and for transactions contracted for which are closed within a specified period of time after termination of the Agreement, up to a maximum success fee of $75,000. The renewal extended the Agreement until March 31, 1997. A fifth amendment executed in March 1997 extended the term of the Agreement until December 31, 1997, with automatic successive one month extensions. Either party may terminate the Agreement at any time, with or without cause, upon 30 days' notice. The Agreement will automatically terminate in the event that Mr. Treadwell ceases to be employed by Prechter Holdings or he ceases to serve as Chief Executive Officer of the Company, either voluntarily, due to his illness, incapacity or death, or his removal as Chief Executive Officer by the Board of Directors of the Company.

         As part of the original Agreement, Mr. Treadwell was granted the right to purchase from the Company 100,000 shares of the common stock of the Company, par value $0.01 per share, for $2.7679 per share. Options to purchase 50,000 shares vested on March 27, 1993, and options to purchase the remaining 50,000 shares vested on March 27, 1994. These options terminate upon Mr. Treadwell's resignation as Chief Executive Officer of the Company or upon termination of the Agreement. Mr. Treadwell has 10 days following termination of the Agreement to exercise the options granted to him. On June 14, 1994, Mr. Treadwell was granted options to purchase an additional 100,000 shares of the Company's common stock for $2.00 per share. These options expired unexercised on June 30, 1995.

         The following table is a summary of the compensation paid by the Company to Mr. Treadwell for 1997, 1996 and 1995.

==============================================================================================================
                                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                                                               Annual Compensation                Long Term
                                                                                                Compensation
--------------------------------------------------------------------------------------------------------------
                                                                                                   Awards
--------------------------------------------------------------------------------------------------------------
Name and Principal Position                     Year       Salary ($)        Bonus($)            Options (#)
--------------------------------------------------------------------------------------------------------------
David L. Treadwell
Chairman  of the Board  and Chief  Executive    1997      $ 30,000(1)
Officer                                         1996        43,800(1)
                                                1995       100,000(1)
==============================================================================================================

(1) This amount was paid or has been accrued to Prechter Holdings for Mr. Treadwell's services as Chief Executive Officer pursuant to an Employee Lease Agreement, which provides for Mr. Treadwell's services to the Company.

         The following table details aggregated stock option exercises in 1997 and stock option values as of December 31, 1997, for unexercised stock options held by the Company's executive officers:


==================================================================================================================

                                    AGGREGATED STOCK OPTION EXERCISES IN 1997
                                 AND STOCK OPTION VALUES AS OF DECEMBER 31, 1997
------------------------------------------------------------------------------------------------------------------
                                                                                                    Value of
           Name               Shares Acquired on    Value Realized           Number of          Unexercised in-
                                 Exercise (#)            ($)                Unexercised            the-Money
                                                                              Options               Options
                                                                               at FY-End           at FY-End
                                                                        (#) Exercisable/        ($) Exerciable/
                                                                           Unexercisable         Unexercisable
------------------------------------------------------------------------------------------------------------------
David L. Treadwell                    0                    N/A              100,000/-0-            N/A (1)
==================================================================================================================

(1) At fiscal year end, December 31, 1997, the closing price of the Common Stock was $1.06 per share, based on the closing sale price on the Nasdaq SmallCap Market, which price was less than the exercise price of the stock options.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company are paid $2,500 for each meeting of the Board of Directors attended in person and $500 for each committee meeting attended in person, except that no separate compensation is paid for attendance at a committee meeting held on the same day as, or within one day of, a Board of Directors' meeting. Reasonable out-of-pocket expenses related to the Directors' attendance at all meetings or incurred in connection with their duties as a Director or committee member are also reimbursed by the Company.


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table provides information as of March 6, 1998, unless otherwise indicated, with respect to beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding common stock.

                                                     Amount and Nature of
     Name and Address of Beneficial Owner            Beneficial Ownership         Percent of Class
     ------------------------------------            --------------------         ----------------
PBD Holdings, L.P.                                       3,461,111(1)                  50.2%
c/o Pembroke Companies, Inc.
Suite 1200
1325 Avenue of the Americas,
New York, New York

Acceptance Insurance                                     2,280,500(2)                  33.1%
Companies Inc.
Suite 600 North
222 South 15th Street
Omaha, NE  68102

Third Capital, LLC                                         680,000(3)                  9.87%
314 Church Street, 9th Floor
Nashville, TN  37201

George F. Valassis                                         671,641(4)                   9.7%
2000 North Woodward
Suite 200
Bloomfield Hills, MI  48304

Allied Domecq Pension Funds                                445,370(5)                  6.46%
Wyndham Court
Pritchard Street
Bristol, England BS2 8RH

--------------------

(1) Represents shares owned by Acceptance Insurance Company, George F. Valassis and certain other stockholders of the Company which PBD Holdings has a current right to vote, and a contingent right to purchase under certain circumstances if the Merger Agreement between the Company and PBD Holdings is terminated, under that certain Stockholder Agreement dated as of March 4, 1998, with Acceptance Insurance Company, George F. Valassis and certain other stockholders of the Company.

(2) According to Amendment No. 25 to Schedule 13D filed March 9, 1998, by Acceptance Insurance Companies Inc. ("Acceptance") and Acceptance Insurance Company ("AIC"), a wholly-owned subsidiary of Acceptance, amending a Schedule 13D previously filed by Samelson Real Estate Partners, Inc. and Acceptance Insurance Holdings, Inc., AIC is shown as beneficially owning 2,280,500 shares of the Common Stock.

(3) According to Schedule 13G filed December 11, 1997, by Third Capital, LLC, PAG Corp. and PAG Partners, L.P.

(4) According to Amendment No. 2 to Schedule 13D filed April 12, 1990, by George F. Valassis.

(5) According to the Schedule 13D filed November 5, 1993, by Tamanda II Corporation ("Tamanda"), Denmark Street (Bristol) Pension Trust Limited ("Denmark Street") and Allied-Lyons Pension Funds, consisting of Allied-Lyons Pension Fund and Allied-Lyons Executives Pension Fund (the "Pension Funds"). Tamanda, a wholly-owned subsidiary of Denmark Street, is the record owner of all of the shares of Common Stock. The Pension Funds, through their subsidiaries, own all of the capital stock of Denmark Street and, accordingly, the Pension Funds may be deemed to be the controlling persons of Tamanda and Denmark Street. Each of Tamanda, Denmark Street and the Pension Funds have shared power to vote or direct the vote of and to dispose or direct the disposition of all of the shares of Common Stock. (The Allied-Lyons funds are now known as the Allied Domecq funds.)

         The following table provides information as of March 6, 1998, unless otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock by (i) each Director of the Company individually, (ii) the Company's sole executive officer, (iii) all Directors and executive officers of the Company as a group.

                  Name and Address                             Amount and Nature of               Percentage
                 of Beneficial Owner                         Beneficial Ownership (1)              of Class
                 -------------------                         ------------------------              --------
Jay A. Bielfield (2)(3)                                                  2,400                        *
Little Caesar
  International, Inc.
2211 Woodward Avenue
Detroit, MI  48201-3400

                  Name and Address                             Amount and Nature of               Percentage
                 of Beneficial Owner                         Beneficial Ownership (1)              of Class
                 -------------------                         ------------------------              --------
Kenneth C. Coon (4)                                                      1,000                        *
Acceptance Insurance
  Companies Inc.
Suite 600 North
222 South 15th Street
Omaha, NE  68102

Michael R. McCarthy (3)(5)                                               5,500                        *
McCarthy Group Asset Management
1125 South 103rd Street
Suite 450
Omaha, NE  68124

David L. Treadwell (3)(6)                                              100,000                       1.4
Prechter Holdings, Inc.
One Heritage Place
Suite 400
Southgate, MI  48195

All Directors and Officers                                             108,900                       1.6
as a Group (4 Persons)

--------------------------------------------------------------------------------

 *       Less than one percent.

(1) This column sets forth shares of common stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Each of the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them except as otherwise described in the following footnotes.

(2)      Includes 2,400 shares held in an individual retirement account.

(3) Does not include 2,280,500 shares held by Acceptance Insurance Companies Inc. ("Acceptance"), representing approximately 33% of the outstanding shares, beneficial ownership of which is disclaimed. Although beneficial ownership of the shares owned by Acceptance is disclaimed, as a director of Acceptance, he may be deemed to share voting and investment power with respect to such shares of common stock with Acceptance.

(4) Does not include 2,280,500 shares held by Acceptance Insurance Companies Inc. ("Acceptance"), representing approximately 33% of the outstanding shares. Mr. Coon is Chairman, President, Chief Executive Officer and a Director of Acceptance. Although Mr. Coon disclaims beneficial ownership of the shares owned by Acceptance, as Chairman, President, Chief Executive Officer and a Director of Acceptance, he may be deemed to share voting and investment power with respect to such shares of common stock with Acceptance.

(5) McCarthy Group Asset Management f/k/a LongView Capital Management, a registered investment advisor, shares authority to vote and to sell 5,500 shares of common stock, which securities are held in a discretionary investment managed account at First National Bank of Omaha f/b/o James P. Wands.

(6)      Represents presently exercisable options to purchase 100,000 shares.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         A description of the relationships and affiliations of the directors, officers and holders of more than 5% of the Common Stock of the Company with the parties identified in this section are contained in the last paragraph of this section.

Loan from Acceptance

         On February 1, 1995, the Company entered into a loan arrangement with Acceptance Insurance Companies Inc., ("Acceptance") whereby Acceptance acquired the Company's promissory note and mortgage to Valassis Enterprises, L.P. (which had a balance of approximately $282,000 on such date) and provided additional funds which were used to repay the Major Group Notes held by Acceptance in the aggregate amount of approximately $103,000, fund the interest reserve for the Company's loan with PNC Bank ($770,000), pay real estate taxes in the amount of $326,597, pay loan closing and extension costs of $75,000, and provide working capital of approximately $43,000. The aggregate indebtedness to Acceptance in connection with these transactions was $1,600,000, represented by a single promissory note due January 31, 1996, which provided for interest, at the rate of twelve percent (12%) per annum, to accrue and be paid at maturity. The note was secured by a second mortgage on substantially all of the Company's property.

         At December 31, 1996, the Company was indebted to Acceptance pursuant to a loan restructure arrangement entered into on October 18, 1995, in the principal amount of $5,064,144, comprised of $747,313 due to Acceptance under the terms of a February 1995 restructuring and $4,316,881 previously owed to Citizens Fidelity Bank and Trust Company, now known as PNC Bank, Kentucky, Inc. ("PNC"), which indebtedness was acquired by Acceptance immediately prior to the restructuring. The aggregate indebtedness of the restructured loan was represented by a single promissory note, due May 1, 1998, unless there was a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan was prime plus 1.5%, with interest payable quarterly in arrears. In January 1996, the Company made a payment of $106,000 for interest relating to the fourth quarter of 1995. The Company obtained permission to defer the remaining quarterly interest payments due in 1996 and 1997 to Acceptance on its $5.1 million mortgage note in the event the Company's cash flow was insufficient to make such payments, pending the receipt of funds from the sale of additional properties or other sources. Accordingly, the Company did not make the $126,000 quarterly interest payments due on April 1, July 1, or October 1, 1996, and January 1 and April 1, 1997. In September 1996, the Company made a payment to Acceptance in the amount of $240,000 which was applied to the deferred interest due from the first two quarters of 1996. The balance of the deferred interest as of December 31, 1996, was approximately $263,000.

         The Company's obligation to pay the foregoing amount, as well as additional interest of $123,614 accrued from January 1 through March 31, 1997, was restructured in April 1997, and such aggregate accrued interest and the $5.1 million principal amount due to Acceptance have been consolidated into a new promissory note due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the restructured loan is prime plus 2.5%, with interest accruing and added to principal on a quarterly basis in arrears. Subject to the Company's right to prepay the note, the outstanding principal amount of the note (or any portion thereof), plus accrued but unpaid interest, is convertible into common stock of the Company at the option of Acceptance at any time upon 20 days prior notice, based upon a price per share equal to the average closing price of the common stock during the 30-day period immediately preceding the date of Acceptance's notice of its election to convert. The Company's indebtedness to Acceptance is secured by a first mortgage on substantially all of the Company's property, including the certain notes and mortgages payable to the Company from third parties.

         In April 1997, Acceptance provided the Company a $500,000 line of credit. Under this revolving credit facility, the Company may borrow and reborrow up to $500,000. All borrowings are due May 31, 1998, unless there is a change in control of the Company prior to such time, in which event the maturity of the loan will be accelerated. The interest rate on the line of credit is prime plus 2.5%, with interest accruing and added to principal on a monthly basis in arrears. The Company is required to pay a fee to Acceptance on December 31, 1997, and on the maturity date of the note, equal to 0.5% of the average unused portion of the line of credit during each period. The Company paid Acceptance a fee of $15,000 in connection with the restructuring of the $5.1 million mortgage loan and the establishment of the line of credit.

         Acceptance has agreed to extend the terms of the original promissory note and the line of credit promissory note for a year, until May 31, 1999, if the Merger Transaction with PBD Holdings is not consummated.

Employee Lease Agreement regarding David Treadwell

         David L. Treadwell, Chairman of the Board of Directors, serves as the Company's Chief Executive Officer pursuant to an Employee Lease Agreement (the "Agreement") with Mr. Treadwell's primary employer, Prechter Holdings, Inc. (formerly, Heritage Network, Incorporated) ("Prechter Holdings"). See "Item 10. Executive Compensation."

         The Agreement, which commenced on March 27, 1992, requires Mr. Treadwell to devote such time to his duties as Chief Executive Officer as he and the Board of Directors determine to be necessary. The Agreement, as currently amended, provides for a fee of $25,000 per annum, payable monthly. The Company also is required to pay a success fee of .5% with respect to transactions consummated during the term of the Agreement and for transactions contracted for which are closed within a specified period of time after termination of the Agreement, up to a maximum success fee of $75,000. The last amendment, executed in March 1997, extended the term of the Agreement until December 31, 1997, with automatic successive one month extensions. Either party may terminate the

Agreement at any time, with or without cause, upon 30 days' notice. The Agreement will automatically terminate in the event that Mr. Treadwell ceases to be employed by Prechter Holdings or he ceases to serve as Chief Executive Officer of the Company, either voluntarily, due to his illness, incapacity or death, or upon his removal as Chief Executive Officer by the Board of Directors of the Company. The Company paid Prechter Holdings $30,000 under the Agreement in 1997 and $43,800 in 1996.

         As part of the original Agreement, Mr. Treadwell was granted the right to purchase from the Company 100,000 shares of the common stock of the Company, par value $0.01 per share, for $2.7679 per share. Options to purchase 50,000 shares vested on March 27, 1993, and options to purchase the remaining 50,000 shares vested on March 27, 1994. These options terminate upon Mr. Treadwell's resignation as Chief Executive Officer of the Company or upon termination of the Agreement.

         Acceptance beneficially owns 33.1% of the common stock of the Company. Messrs. Bielfield, Coon, McCarthy and Treadwell are directors of Acceptance. George F. Valassis, who beneficially owns 9.7% of the common stock of the Company, also beneficially owns 23.1% of the common stock of Acceptance. By virtue of such positions with or interests in Acceptance, such persons may have a material indirect interest in the transactions described above between the Company and Acceptance.

                                     PART IV

ITEM 13.          EXHIBITS AND REPORTS ON FORM 8-K.

(A)      EXHIBITS

         2.1      Agreement and Plan of Merger among the Company, PBD Holdings,
                  L.P. and Pembroke Acquisition, Inc., dated as of March 4,
                  1998.

         2.2      Amendment No. 1 dated as of March 26, 1998, to Agreement and
                  Plan of Merger, among the Company, PBD Holdings, L.P. and Pembroke
                  Acquisition, Inc., dated as of March 4, 1998.

         3.1      Certificate of Incorporation of the Company, as amended
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 and as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

         3.2 Bylaws of the Company, as amended (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

         4 Other instruments, notes or extracts from agreements defining the rights of holders of long-term debt of the Company or its subsidiaries have not been filed because (i) in each case the total amount of long-term debt permitted thereunder does not exceed 10% of the Company's consolidated assets, and (ii) the Company hereby agrees that it will furnish such instruments, notes and extracts to the Securities and Exchange Commission upon its request.

         10.1 Form of Indemnity Agreement between the Company and its directors and certain officers, as utilized since December 12, 1988, (previously filed as an exhibit to the Company's Annual
                  Report on Form 10-K for the year ended December 31, 1988).

         10.2* Salary Continuation Agreement dated November 19, 1986, between the Company and Alvin L. Lawing, Jr. (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987).

         10.3     Agreements dated July 8, 1982, between the Company and Oxford
                  Development Enterprises, Inc., as amended (previously filed as an exhibit to Registration Statement Number 2-84680).

         10.4     Agreement dated June 16, 1978, between the Company, American
                  Television and Communications Corporation and others
                  (previously filed as an exhibit to Registration Statement
                  Number 2-84680).

         10.5* 1990 Stock Option Plan (previously filed as an exhibit to the Company's Proxy Statement dated November 6, 1990, relating to the Annual Meeting held on November 30, 1990).

         10.6 Assumption and Indemnification Agreement dated April 30, 1990, by and between the Company, MPJV Corporation, a Florida corporation for the benefit of The Prudential Insurance
                  Company of America, a New Jersey corporation (previously filed as an exhibit to the Company's Current Report on Form 8-K dated April 30, 1990).

         10.7     Loan Agreement dated as of October 11, 1989, between the
                  Company and Citizens Fidelity Bank and Trust Company (now known as PNC Bank, Kentucky, Inc.), Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1989).

         10.8     Indemnification Agreement dated April 30, 1990, by and between
                  Major Center, a Joint Venture, a Florida general partnership,
                  MPJV Corporation, a Florida corporation, and The Prudential
                  Insurance Company of America, a New Jersey corporation
                  (previously filed as an exhibit to the Company's Current
                  Report on Form 8-K dated April 30, 1990).

         10.9 Mortgage Deed and Security Agreement granted October 11, 1989, by the Company in favor of Citizens Fidelity Bank and Trust
                  Company, Louisville, Kentucky (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1989).

         10.10    Security Agreement dated November 30, 1990, granted by the
                  Company in favor of Citizens Fidelity Bank and Trust Company,
                  Louisville, Kentucky (previously filed as an

                  exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

         10.11 Amendment to Loan Agreement, dated as of November 30, 1990, between the Company and Citizens Fidelity Bank and Trust
                  Company, Louisville, Kentucky (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

         10.12    Second Amendment to Loan Agreement, dated as of August 29,
                  1991, between the Company and Citizens Fidelity Bank and Trust
                  Company, Louisville, Kentucky (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

         10.13    Amendment to Mortgage Deed and Security Agreement, dated
                  August 29, 1991, granted by the Company in favor of Citizens
                  Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

         10.14    Loan Agreement, dated as of March 25, 1992, between the
                  Company and Valassis Enterprises, L.P. (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

         10.15    Note, dated March 25, 1992, given by the Company to Valassis
                  Enterprises, L.P., in the original principal sum of $3,000,000.00 (previously filed as an exhibit to the Company's
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 1991).

         10.16    Second Mortgage and Security Agreement, dated as of March 25,
                  1992, given by the Company to The Major Group, Inc. and
                  Valassis Enterprises, L.P. (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

         10.17    Hazardous Materials Indemnification Agreement, dated as of
                  March 25, 1992, between the Company and Valassis Enterprises,
                  L.P. (previously filed as an exhibit to the Company's Annual
                  Report on Form 10-K for the fiscal year ended December 31,
                  1991).

         10.18* Employee Lease Agreement executed as of the 26th day of March, 1992, between the Company, Heritage Network Incorporated and
                  David L. Treadwell (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 1992).

         10.19    Nonrecourse Purchase Money Mortgage by Chavez
                  Properties-Garrison Channel, Limited Partnership, a Georgia limited partnership, in favor of Major Center, A Joint

                  Venture, dated April 26, 1993 (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993).

         10.20    Nonrecourse Purchase Money Promissory Note for $2,750,000 from
                  Chavez Properties-Garrison Channel, Limited Partnership, a
                  Georgia limited partnership, in favor of Major Center, A Joint
                  Venture, dated April 26, 1993 (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993).

         10.21    Amendment to Mortgage Deed and Security Agreement, dated
                  January 31, 1994, granted by the Company in favor of PNC Bank, Kentucky, Inc., formerly Citizens Fidelity Bank and Trust
                  Company, Louisville, Kentucky (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993).

         10.22 Second Amendment to Mortgage Note, dated January 31, 1994, by the Company and PNC Bank, Kentucky, Inc., formerly Citizens
                  Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993).

         10.23    Third Amendment to Loan Agreement, dated as of January 31,
                  1994, by the Company and PNC Bank, Kentucky, Inc., formerly
                  Citizens Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Amendment No.
                  1 to Annual Report on Form 10-KSB for the fiscal year ended
                  December 31, 1993).

         10.24* Consultant Services Agreement, effective April 1, 1994, between the Company and Development Consultants, Inc. of Orlando (previously filed as an exhibit to the Company's
                  Annual Report on Form 10-KSB for the fiscal year ended
                  December 31, 1994).

         10.25* Amendment No. 1 to Employee Lease Agreement, as of the first day of April, 1994, between the Company and David L. Treadwell
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.26*   Amendment No. 2 to Employee Lease Agreement, as of January 1,
                  1995, between the Company and David L. Treadwell (previously filed as an exhibit to the Company's Annual Report on Form
                  10-KSB for the fiscal year ended December 31, 1994).

         10.27 Amendment to Citizens Agreement, dated as of the first day of February, 1995, among Valassis Enterprises, L.P., Acceptance
                  Insurance Companies Inc., the Company and PNC Bank, Kentucky,
                  Inc., formerly known as Citizens Fidelity Bank and Trust

                  Company (previously filed as an exhibit to the Company's
                  Annual Report on Form 10-KSB for the fiscal year ended
                  December 31, 1994).

         10.28    Mortgage Modification and Future Advance Agreement, dated
                  February 1, 1995, between Acceptance Insurance Companies Inc.
                  and the Company (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.29    Assignment of Mortgage and Other Security Documents, dated
                  January 25, 1995, from Valassis Enterprises, L.P. to
                  Acceptance Insurance Companies Inc. (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.30    Renewal and Consolidation Promissory Note, dated February 1,
                  1995, made by the Company in favor of Acceptance Insurance
                  Companies Inc. in the original principal sum of $1,600,000.00
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.31 Third Amendment to Mortgage Note, dated January 31, 1995, by the Company and PNC Bank, Kentucky, Inc., formerly Citizens
                  Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.32    Fourth Amendment to Loan Agreement, dated as of January 31,
                  1995, by the Company and PNC Bank, Kentucky, Inc., formerly
                  Citizens Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.33    Amendment to Mortgage Deed and Security Agreement, dated
                  January 31, 1995, granted by the Company in favor of PNC Bank, Kentucky, Inc., formerly Citizens Fidelity Bank and Trust
                  Company, Louisville, Kentucky (previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994).

         10.34 Purchase Money Mortgage and Promissory Note for $1,310,000 from Bara Vineland, Inc., a Florida corporation, in favor of Major Realty Corporation, dated May 5, 1995 (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995).

         10.35    Collateral Assignment of Nonrecourse Purchase Money Promissory
                  Note and Mortgage for $1,310,000 from Bara Vineland, Inc., a
                  Florida corporation, in favor of Major Realty Corporation, dated May 5, 1995, to PNC Bank, Kentucky, Inc. (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995).

         10.36    Fifth Amendment to Loan Agreement, dated as of September 1,
                  1995, by the Company and PNC Bank, Kentucky, Inc., formerly
                  Citizens Fidelity Bank and Trust Company, Louisville, Kentucky
                  (previously filed as an exhibit to the Company's Quarterly
                  Report on Form 10-QSB for the quarter ended September 30,
                  1995).

         10.37 Purchase Money Mortgage and Promissory Note for $3,580,000 from Cracker Barrel Old Country Store, Inc., a Kentucky corporation, in favor of Major Realty Corporation, dated
                  September 1, 1995 (previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995).

         10.38    Restated and Consolidated Promissory Note, dated October 18,
                  1995, made by the Company in favor of Acceptance Insurance
                  Companies Inc. in the original principal sum of $5,064,144
                  (previously filed as an exhibit to the Company's Quarterly
                  Report on Form 10-QSB for the quarter ended September 30,
                  1995).

         10.39    Sixth Amendment to Loan Agreement, dated as of October 18,
                  1995, by the Company and Acceptance Insurance Companies Inc.
                  (previously filed as an exhibit to the Company's Quarterly
                  Report on Form 10-QSB for the quarter ended September 30,
                  1995).

         10.40    Mortgage and Note Modification Agreement, dated as of October
                  18, 1995, by the Company and Acceptance Insurance Companies
                  Inc. (previously filed as an exhibit to the Company's
                  Quarterly Report on Form 10-QSB for the quarter ended
                  September 30, 1995).

         10.41    Indemnity Agreement, dated as of April 1, 1994, between the
                  Company and Development Consultants of Orlando, Inc.
                  (previously filed as Exhibit 10.61 to the Company's Annual
                  Report on Form 10-KSB for the fiscal year ended December 31,
                  1995).

         10.42*   Amendment No. 1 to Consultant Services Agreement, dated as of
                  April 1, 1995, between the Company and Development Consultants of Orlando, Inc. (previously filed as Exhibit 10.62 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

         10.43*   Amendment No. 3 to Employee Lease Agreement, dated April 1,
                  1995, between the Company, Heritage Network Incorporated and
                  David L. Treadwell (previously filed as Exhibit 10.63 to the
                  Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

         10.44*   Amendment No. 4 to Employee Lease Agreement, dated as of April
                  1, 1996, between the Company, Heritage Network Incorporated and David L. Treadwell (previously filed as Exhibit 10.64 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

         10.45*   Amendment No. 2 to Consultant Services Agreement, dated March
                  20, 1997, between the Company and Development Consultants of
                  Orlando, Inc. (previously filed as Exhibit 10.45 to the
                  Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996).

         10.46*   Amendment No. 5 to Employee Lease Agreement, dated March 20,
                  1997, between the Company, Heritage Network Incorporated and
                  David L. Treadwell (previously filed as Exhibit 10.46 to the
                  Company's Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996).

         10.47 Mortgage Modification Agreement, dated as of April 1, 1997, by the Company and Acceptance Insurance Companies Inc.
                  (previously filed as Exhibit 10.47 to the Company's Amendment
                  No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996).

         10.48    Restated and Consolidated Promissory Note, dated as of April
                  1, 1997, made by the Company in favor of Acceptance Insurance
                  Companies Inc. in the original principal sum of $5,450,728.32
                  (previously filed as Exhibit 10.48 to the Company's Amendment
                  No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1996).

         10.49 Line of Credit Promissory Note, dated as of April 1, 1997, made by the Company in favor of Acceptance Insurance Companies
                  Inc. in the original principal sum of $500,000 (previously filed as Exhibit 10.49 to the Company's Amendment No. 1 to
                  Annual Report on Form 10-KSB/A for the fiscal year ended
                  December 31, 1996).

         10.50*   Amendment No. 3 to Consultant Services Agreement, dated
                  January 1, 1998, between the Company and Development
                  Consultants of Orlando, Inc.

         21       Subsidiaries of the Company.

         27       Financial Data Schedule (for SEC use only).

------------------------------------

*  Management contract or compensatory plan or arrangement.

(B)      REPORTS ON FORM 8-K

         None.

                                   SIGNATURES


         In accordance with Section 13 or 15(d) of the Exchange Act, the Company caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on this 30 day of March, 1998.

                                    MAJOR REALTY CORPORATION


                                    By: /s/ David L. Treadwell
                                        ----------------------------
                                        David L. Treadwell, Chairman
                                        and Chief Executive Officer


         In accordance with the requirements of the Exchange Act, this Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

                  Signature                                         Title                              Date
                  ---------                                         -----                              ----

/s/ David L. Treadwell                          Chairman of the Board of Directors,               March 30, 1998
--------------------------------------------    Chief Executive Officer, Principal
David L. Treadwell                              Financial Officer, Principal
                                                Accounting Officer

/s/ Jay A. Bielfield                            Director                                          March 30, 1998
--------------------------------------------
Jay A. Bielfield

/s/ Kenneth C. Coon                             Director                                          March 30, 1998
--------------------------------------------
Kenneth C. Coon

/s/ Michael R. McCarthy                         Director                                          March 30, 1998
--------------------------------------------
Michael R. McCarthy